Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AND EXCHANGE AGREEMENT

This Securities Purchase and Exchange Agreement (this “Agreement”) is dated as of January 10, 2020, by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 1315 Capital II, L.P., a Delaware limited partnership (including its successors and assigns, “1315 Capital”) and Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, “Ampersand” and, together with 1315 Capital, the “Purchasers” and each a “Purchaser”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”).

B. The Company has authorized a new series of convertible preferred stock of the Company designated as Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”), the terms of which are set forth in the certificate of designations, preferences and rights for such Series B Shares, substantially in the form attached hereto as Exhibit A (the “Certificate of Designation”).

C. Each Purchaser wishes to purchase, and the Company wishes to sell, upon the terms and subject to the conditions stated in this Agreement, that number of Series B Shares as set forth next to such Purchaser’s name on Schedule I (the “New Investment Shares”).

D. Ampersand desires to exchange (the “Exchange”) all of its 270 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Shares”), representing all issued and outstanding Series A Shares of the Company, for that number of Series B Shares as set forth next to Ampersand’s name on Schedule II (the “Exchange Shares”). The Exchange is intended to be treated as a recapitalization under Section 368 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”).

E. The Series B Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designation, at a conversion price of $0.60 per share of Common Stock, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares (the shares of Common Stock issued or issuable upon conversion of any Preferred Shares, being the “Conversion Shares”). The Preferred Shares and the Conversion Shares are referred to herein as the “Securities.”

F. At the Closing, the parties hereto shall execute and deliver an Amended and Restated Investor Rights Agreement, substantially in the form attached hereto as Exhibit B (with such changes as the parties may mutually agree, the “Investor Rights Agreement”), pursuant to which, among other things, the Company will agree to provide certain registration rights with respect to the Conversion Shares under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws and to provide the Purchasers with certain preemptive and board representation rights among other rights.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

Article I
DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“1315 Capital” has the meaning set forth in the Preamble.

“2018 Form 10-K” means the Company’s Form 10-K for the fiscal year ended December 31, 2018 as filed with the Commission on March 21, 2019.

“2020 Annual Meeting” means the 2020 annual meeting of the Company’s stockholders.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Purchasers or their Affiliates, and (ii) with respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the Preamble.

“Ampersand” has the meaning set forth in the Preamble.

“Applicable Laws” has the meaning set forth in Section 3.1(ww).

“Authorizations” has the meaning set forth in Section 3.1(ww).

“Balance Sheet Date” has the meaning set forth in Section 3.1(b).

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately (including assuming conversion of all Preferred Shares, if any, owned by such Person to Common Stock).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capitalization Date” has the meaning set forth in Section 3.1(i).

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” means the closing of the purchase and sale of the Preferred Shares listed in Schedule I, attached hereto, pursuant to this Agreement.

“Closing Date” means the date on which when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

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“Closing Subscription Amount” means, with respect to each Purchaser, the aggregate amount to be paid for the New Investment Shares purchased hereunder at the Closing as indicated on Schedule I attached hereto under the heading “Closing Subscription Amount” in United States dollars and in immediately available funds.

“Code” has the meaning set forth in the Recitals.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company Counsel” means Pepper Hamilton LLP, with offices located at 620 Eighth Avenue, 37th Floor, New York, NY 10018-1405.

“Company Organizational Documents” means the Certificate of Incorporation, as amended, of the Company and the Amended and Restated Bylaws, as amended, of the Company, in each case, as in effect on the date of this Agreement.

“Company Preferred Stock” has the meaning set forth in Section 3.1(i).

“Company Securities” has the meaning set forth in Section 3.1(j).

“Company Stock Plans” has the meaning set forth in Section 3.1(k).

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” has the meaning set forth in the Recitals, and also includes any securities into which the Conversion Shares may hereafter be reclassified or changed.

“Delaware Courts” means the state and federal courts sitting in the City of Wilmington in the State of Delaware.

“DTC” has the meaning set forth in Section 4.1(b).

“Employee Benefit Laws” has the meaning set forth in Section 3.1(bb).

“Environmental Laws” has the meaning set forth in Section 3.1(f).

“Equity Interests” means (i) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person or any securities or obligations convertible into or exchangeable for any of the foregoing and (ii) any option, warrant, purchase right, conversion right, exchange right or other contractual obligation which would entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation or other similar rights).

“ERISA” has the meaning set forth in Section 3.1(bb).

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“Exchange” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Exchange Shares” has the meaning set forth in the Recitals.

“FCPA” has the meaning set forth in Section 3.1(gg).

“FDA” has the meaning set forth in Section 3.1(pp).

“Filed SEC Reports” has the meaning set forth in Section 3.1(a).

“Governmental Approval” has the meaning set forth in Section 4.7(b).

“Governmental Entity” means any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Government Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), including Medicare, state Medicaid programs, state CHIP programs, TRICARE and similar or successor programs with or for the benefit of any Governmental Entity.

“Grant Date” has the meaning set forth in Section 3.1(k).

“Hazardous Materials” has the meaning set forth in Section 3.1(f).

“Health Care Laws” has the meaning set forth in Section 3.1(pp).

“HIPAA” has the meaning set forth in Section 3.1(pp).

“Intellectual Property” has the meaning set forth in Section 3.1(w).

“Investment Company Act” has the meaning set forth in Section 3.1(p).

“Investor Rights Agreement” has the meaning set forth in the Recitals.

“Legal Proceeding” means any judicial, administrative or arbitral actions, suits, claims, investigations or proceedings (public or private), whether for condemnation or otherwise, by or before a Governmental Entity or arbitrator.

“Material Adverse Effect” has the meaning set forth in Section 3.1(d).

“Material Contract” means any contract or other agreement of the Company that has been filed or was required to have been filed as an exhibit to the SEC Reports pursuant to Item 601(b)(1), Item 601(b)(2), Item 601(b)(3), Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.

“Money Laundering Laws” has the meaning set forth in Section 3.1(ff).

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“New Investment Shares” has the meaning set forth in the Recitals.

“OFAC” has the meaning set forth in Section 3.1(ee).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Entity or any other form of entity not specifically listed herein.

“Preferred Shares” means the Series B Shares, and also includes any securities into which the Series B Shares may hereafter be reclassified or changed.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be The Nasdaq Capital Market.

“Private Programs” means any private non-governmental program, including any private insurance program, in which the Company participates or has participated or from which the Company receives or has received payments or reimbursements.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Product” has the meaning set forth in Section 3.1(pp).

“Purchaser” or “Purchasers” has the meaning set forth in the Preamble.

“Purchaser Covered Person” has the meaning set forth in Section 3.2(n)(i).

“Regulation D” has the meaning set forth in the Recitals.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning set forth in Section 3.1(a).

“Secretary’s Certificate” has the meaning set forth in Section 2.2(a)(iv).

“Securities” has the meaning set forth in the Recitals.

“Securities Act” has the meaning set forth in the Recitals.

“Series A Shares” has the meaning set forth in the Recitals.

“Series B Shares” has the meaning set forth in the Recitals.

“Stock Options” has the meaning set forth in Section 3.1(k).

“Subsidiaries” has the meaning set forth in Section 3.1(nn).

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market on which the Common Stock is listed or quoted for trading on the date in question.

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“Transaction Documents” means this Agreement, the exhibits attached hereto, the Investor Rights Agreement and any other documents or agreements for the Closing explicitly contemplated hereunder and thereunder.

“Transaction Litigation” has the meaning set forth in Section 4.9.

“Transfer Agent” means American Stock Transfer and Trust Company, LLC, the current transfer agent of the Company, with a mailing address of 6201 15th Avenue, Brooklyn, New York 11219, and a telephone number of (718) 921-8200, or any successor transfer agent for the Company.

“U.S. GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

Article II
PURCHASE AND SALE; EXCHANGE

2.1 Closing.

(a) Issuance of New Investment Shares. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, such number of New Investment Shares as set forth next to each Purchaser’s name on Schedule I.

(b) Exchange and Issuance of Exchange Shares.

(i) Subject to the terms and conditions set forth in the Agreement, at the Closing, the Company shall issue to Ampersand such number of Exchange Shares as set forth next to Ampersand’s name on Schedule II, in exchange for the tender for cancellation of an aggregate of 270 shares of Series A Shares held by Ampersand as set forth on Schedule II hereto.

(ii) Except as otherwise required by applicable laws, the Company and Ampersand hereby agree to treat, for U.S. federal, state and local income tax purposes, the Exchange as a recapitalization under Section 368 of the Code.

(c) Closing. The Closing of the purchase and sale of the New Investment Shares and the exchange and issuance of the Exchange Shares shall take place at the offices of Pepper Hamilton LLP, with offices located at 620 Eighth Avenue, 37th Floor, New York, NY 10018-1405, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.

(d) Form of Payment. At the Closing, each Purchaser shall wire the Closing Subscription Amount for the New Investment Shares set forth next to such Purchaser’s name on Schedule I hereto, in United States dollars and in immediately available funds, to the Company’s account set forth on Exhibit C hereto or such other account as may be designated in writing by the Company at least two (2) Business Days in advance. At the Closing, the Company shall issue all New Investment Shares and Exchange Shares in book-entry form.

2.2 Closing Deliveries. (a) At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Purchasers the following:

(i) evidence reasonably satisfactory to each Purchaser that the Transfer Agent has recorded the Series B Shares to be issued to each Purchaser at the Closing on the stock ledger of the Company in book-entry form;

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(ii) a legal opinion of Company Counsel with respect to the matters described on Schedule A, dated as of the Closing Date, in form and substance reasonably satisfactory to each Purchaser, executed by such counsel and addressed to each Purchaser;

(iii) the Investor Rights Agreement, duly executed by the Company;

(iv) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), dated as of the Closing Date, (a) certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Series B Shares at the Closing, (b) certifying the current versions of the Company Organizational Documents and the Certificate of Designation and (c) certifying as to the signatures and authority of the individuals signing the Transaction Documents and related documents on behalf of the Company, in the form attached hereto as Exhibit E;

(v) a certificate dated as of the Closing Date and signed by its chief executive officer or its chief financial officer in the form attached hereto as Exhibit F;

(vi) a certificate evidencing the formation and good standing of the Company issued by the Secretary of State (or comparable office) of Delaware, as of a date within seven (7) Business Days of the Closing Date; and

(vii) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company is qualified to do business as a foreign corporation, as of a date within seven (7) Business Days of the Closing Date.

(b) On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Closing Subscription Amount, in United States dollars and in immediately available funds, in the amount set forth next to such Purchaser’s name on Schedule I under the heading “Closing Subscription Amount”, by wire transfer to the account set forth on Exhibit C attached hereto or such other account as may be notified by the Company to the Purchasers at least two (2) Business Days prior to the Closing Date;

(ii) the Investor Rights Agreement, duly executed by such Purchaser; and

(iii) a fully completed and duly executed Accredited Investor Questionnaire, satisfactory to the Company, and Stock Certificate Questionnaire in the forms attached hereto as Exhibits D-1 and D-2, respectively.

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Article III
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the Closing Date to the Purchasers as follows:

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since the date that is two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and the SEC Reports filed with, or furnished to, the Commission and publicly available prior to the date hereof being the “Filed SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension, except where the failure to file on a timely basis, individually or in the aggregate, would not have or reasonably be expected to be material to the Company. As of their respective filing dates, or to the extent corrected by a subsequent restatement prior to the date hereof, as of the date of such restatement, the SEC Reports complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Material Contracts to which the Company or any of its Subsidiaries is a party or to which the property or assets of the Company or any of its Subsidiaries are subject has been filed as an exhibit to the SEC Reports. As of the date hereof, (i) the Company is eligible to file a Registration Statement on Form S-3 for the resale of the Conversion Shares, (ii) none of the Company’s Subsidiaries is required to file any documents with the Commission, (iii) there are no outstanding or unresolved comments in comment letters from the Commission staff with respect to any of the Filed SEC Reports and (iv) none of the Filed SEC Reports is the subject of ongoing Commission review, outstanding Commission comment or outstanding Commission investigation. Each of the certifications and statements relating to the Filed SEC Reports required by: (A) Rule 13a-14 or Rule 15d-14 under the Exchange Act, (B) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) or (C) any other rule or regulation promulgated by the Commission or applicable to the Filed SEC Reports is accurate and complete, has been timely filed and complies as to form and content with all applicable laws.

(b) The financial statements of the Company (including all notes and schedules thereto) included or incorporated by reference in the SEC Reports complied as to form, as of their respective dates of filing with the Commission, in all material respects with the published rules and regulations of the Commission with respect thereto, have been prepared in all material respects in accordance with U.S. GAAP (except, in the case of unaudited quarterly statements, as permitted by Form 10-Q of the Commission or other rules and regulations of the Commission) applied on a consistent basis during the periods involved (except (i) as may be indicated in such financial statements or in the notes thereto or (ii) as permitted by Regulation S-X or other rules or regulations of the Commission) and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified and such financial statements and related schedules and notes thereto, subject in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. Neither the Company nor any of its Subsidiaries has any liabilities of any nature (whether accrued, absolute, contingent or otherwise) that would be required under U.S. GAAP, as in effect on the date hereof, to be reflected on a consolidated balance sheet of the Company (including the notes thereto) except liabilities (i) reflected or reserved against in the balance sheet (or the notes thereto) of the Company and its Subsidiaries as of September 30, 2019 (the “Balance Sheet Date”) included in the Filed SEC Reports, (ii) incurred after the Balance Sheet Date in the ordinary course of business, or (iii) as contemplated by this Agreement.

(c) The Company and each of its Subsidiaries has filed all material United States federal, state, local and non-United States tax returns that are required to be filed through the date hereof, which returns are true and correct in all material respects, or has received timely extensions thereof, and has paid all taxes shown on such returns and all assessments received by it to the extent that the same are material and have become due, except for any such taxes currently being contested in good faith. There are no tax audits or investigations pending.

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(d) (i) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports any material loss or interference with its business, direct or contingent, including from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Filed SEC Reports; and (ii) since the respective dates as of which information is given in the Filed SEC Reports, there has not been (A) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries, taken as a whole (other than changes pursuant to agreements or employee benefit plans or in connection with the exercise of options, in each case as described or referred to in the Filed SEC Reports) or (B) any material, individually or in the aggregate, adverse change, or any development involving a prospective adverse change that is material (i) in or affecting the properties, business, management, prospects, operations, earnings or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole or (ii) to the ability of the Company to consummate the transactions contemplated by the Transaction Documents on a timely basis or on the ability of the Company to comply with its obligations under the Transaction Documents (a “Material Adverse Effect”).

(e) The Company and its Subsidiaries have good and marketable title to all real property owned by them, if any, and have good title to all other material property owned by them, in each case free and clear of all liens, encumbrances and defects except as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(f) (i) The Company and its Subsidiaries are in material compliance with all Applicable Laws or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigation or Proceedings relating to any Environmental Law against the Company or any of its Subsidiaries, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or Proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

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(g) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and corporate authority to own its properties and conduct its business as described in all material respects in the SEC Reports, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (ii), where the failure to be so qualified or in good standing would not be material; and each Subsidiary of the Company (x) has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of its jurisdiction of incorporation or formation, with the company power and authority to own its properties and conduct its business as described in the SEC Reports, and (y) has been duly qualified as a foreign corporation or limited liability company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except in the case of clause (y), where the failure to be so qualified or in good standing would not be material.

(h) The execution and delivery of this Agreement by the Company and performance by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or other applicable action including by the Board of Directors. Each Transaction Document to which it is a party has been (or will be) duly executed by the Company, and when delivered by the Company in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, by other equitable principles of general application, or except insofar as indemnification and contribution provisions may be limited by applicable law. No vote, consent or approval of the stockholders of the Company is required under applicable law, the Company Organizational Documents or under any contract between the Company and any stockholder of the Company, to authorize or approve this Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby. The Board of Directors has taken all necessary actions such that the restrictions set forth in Section 203 of the General Corporation Law of the State of Delaware will not apply to any acquisition by any Purchaser of the Preferred Shares to be issued pursuant to this Agreement or upon the conversion of the Preferred Shares into Conversion Shares pursuant to the Certificate of Designation.

(i) The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”), of which 47,000 shares of Series B Shares will be authorized as of the Closing and no other shares of Company Preferred Stock other than the Series A Shares will be authorized as of the Closing. At the close of business on January 10, 2020 (the “Capitalization Date”), (i) 39,722,603 shares of Common Stock were issued, (ii) 39,604,797 shares of Common Stock were outstanding, (iii) 2,992,211 shares of Common Stock were reserved and available for issuance pursuant to the Company Stock Plans, (iv) 4,650,342 shares of Common Stock were subject to outstanding Company Stock Grants, (v) 1,000,000 shares of Common Stock were reserved and available for issuance pursuant to the Company’s employee stock purchase plan, (vi) warrants to purchase 14,196,482 shares of Common Stock were outstanding, (vii) 270 Series A Shares were issued and outstanding, (viii) 34,408,295 shares of Common Stock were available and reserved for issuance upon conversion of Series A Shares and (ix) no shares of Series B Shares were issued and outstanding.

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(j) Except as described in Section 3.1(i), as of the Capitalization Date, there were (i) no outstanding shares of capital stock of, or other Equity Interests or voting interests in, the Company, (ii) no outstanding securities of the Company convertible into or exchangeable for shares of capital stock of, or other Equity Interests or voting interests in, the Company, (iii) no outstanding options, warrants, rights or other commitments or agreements to acquire from the Company, or that obligate the Company to issue, any capital stock of, or other Equity Interests or voting interests (or voting debt) in, or any securities convertible into or exchangeable for shares of capital stock of, or other Equity Interests or voting interests in, the Company other than obligations under the Company Plans in the ordinary course of business, (iv) no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other Equity Interests or voting interests in, the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as “Company Securities”) and (v) no other obligations by the Company or any of its Subsidiaries to make any payments based on the price or value of any Company Securities. Since the Capitalization Date, neither the Company nor any of its Subsidiaries has (A) issued any Company Securities or incurred any obligation to make any payments based on the price or value of any Company Securities or dividends paid thereon, other than in connection with the vesting, settlement or exercise of the stock option, service based restricted stock awards and performance-based restricted stock awards referred to in Section 3.1(i) that were outstanding as of the Capitalization Date or as expressly contemplated by this Agreement or (B) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of the Company’s capital stock. Except as described in the SEC Reports, there are no outstanding agreements of any kind which obligate the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities (other than pursuant to the cashless exercise of Company Stock Options), or obligate the Company to grant, extend or enter into any such agreements relating to any Company Securities, including any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any Company Securities. Except as set forth in the Investor Rights Agreement, none of the Company or any Subsidiary of the Company is a party to any stockholders’ agreement, voting trust agreement, registration rights agreement or other similar agreement or understanding relating to any Company Securities or any other agreement relating to the disposition, voting or dividends with respect to any Company Securities.

(k) All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights and were not issued in violation of any rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; and conform in all material respects to the description of such capital stock contained in the Filed SEC Reports and all of the issued shares of capital stock of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and there are no options, warrants or rights to acquire shares of capital stock of any Subsidiary of the Company. With respect to stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company (the “Company Stock Plans”), (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Code so qualified as of the applicable Grant Date, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the Board of Directors and any required stockholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, (iii) each such grant was made in accordance with the terms of the Company Stock Plans, (iv) the per share exercise price of each Stock Option was equal to the fair market value of a share of Common Stock, as determined in good faith by the Board of Directors on the effective Grant Date and (v) each such grant was properly accounted for in accordance with U.S. GAAP.

(l) The Preferred Shares to be issued by the Company to the Purchasers hereunder have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Purchasers’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws; the Conversion Shares have been duly authorized and, when issued and delivered in accordance with the Transaction Documents and the Certificate of Designation upon conversion of the Series B Shares, will be duly and validly issued and fully paid and non-assessable and, assuming the accuracy of the Purchasers’ representations in Section 3.2 below, issued in compliance with all applicable federal and state securities laws; and the issuance of the Securities is not and will not be issued in violation of any purchase option, call option, preemptive right, resale right, subscription right, right of first refusal or similar right, and will be free and clear of all liens and encumbrances, except restrictions imposed by the Securities Act and any applicable state securities laws. The Preferred Shares, when issued, and the Conversion Shares, if and when issued, will have the terms and conditions and entitle the holders thereof to the rights set forth in the Company Organizational Documents, as amended by the Certificate of Designation. The shares of Common Stock issuable upon conversion of the Preferred Shares have been duly reserved for issuance. Nothing in this subsection shall be construed to mean that the Preferred Shares, Conversion Shares and Common Stock are not subject to the restrictions set forth in the Certificate of Designation and the Investor Rights Agreement.

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(m) The execution, delivery and performance by the Company of this Agreement, the Transaction Documents (including the adoption of the Certificate of Designation), and the consummation of the transactions contemplated hereby and thereby, including the issue and sale of the Preferred Shares and the compliance by the Company its obligations hereunder and thereunder, do not and will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (B) violate any of the provisions of the Company Organizational Documents, or the organizational documents of any subsidiary, (C) violate any law, rule, regulation, order, judgment or decree (including federal and state securities laws) of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (D) require any consent, approval, authorization, order, registration or qualification of or with any court, governmental agency or body or third party, except for such consents, approvals, authorizations, orders, registrations or qualifications that have been obtained or made and are in full force and effect, and with respect to any third party consent, the failure of which to obtain, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

(n) Neither the Company nor any of its Subsidiaries is (A) in violation of the Company Organizational Documents or other organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (B), to the extent that such default, individually or in the aggregate, would not be material to the Company and its Subsidiaries, taken as a whole, or adversely impact the ability to consummate the offering contemplated hereby.

(o) Other than as set forth in the Filed SEC Reports, there are no legal or governmental Proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property or assets of the Company or any of its Subsidiaries is the subject, which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate be material to the Company or its Subsidiaries; and, no such Proceedings are threatened by governmental authorities or threatened by others.

(p) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

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(q) BDO USA, LLP, who have audited certain financial statements of the Company and its Subsidiaries is a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), is “independent” with respect to the Company within the meaning of Regulation S-X and the Public Company Accounting Oversight Board (United States) and is in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the Commissions and the Public Company Accounting Oversight Board thereunder. All non-audit services performed by the Company’s auditors for the Company that were required to be approved in accordance with Section 202 of the Sarbanes-Oxley Act were so approved.

(r) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(s) The Board of Directors meets the independence requirements of, and has established an audit committee that meets the independence requirements of, the rules and regulations of the Commission and the Principal Trading Market.

(t) Since the date of the latest audited financial statements included or incorporated by reference in the Filed SEC Reports, there has been no change in the internal control of the Company or its Subsidiaries over financial reporting that has materially affected, or is reasonably likely to materially affect, the internal control of the Company or its Subsidiaries over financial reporting.

(u) The Company and its Subsidiaries maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures are effective at the reasonable assurance level.

(v) The Company and each of its Subsidiaries make and keep accurate books and records and maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language included or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

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(w) To the Company’s knowledge, the Company and its Subsidiaries own, possess, license or have other rights to use, or could obtain on commercially reasonable terms, all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted. Further, (i) there are no material rights of third parties to any such Intellectual Property owned by the Company or its Subsidiaries except for nonexclusive licenses granted to customers in the ordinary course to third parties; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or its Subsidiaries’ rights in or to any such Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property of the Company or its Subsidiaries necessary for the conduct of their respective businesses as now conducted and as currently proposed to be conducted; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135), or the equivalent in any other jurisdiction, has been commenced against any patent or patent application owned by or licensed to the Company or its Subsidiaries; and (vii) except as disclosed in the SEC Reports, the Company and its Subsidiaries have complied in all material respects with the terms of each agreement pursuant to which Intellectual Property has been licensed to the Company or such Subsidiary, and all such agreements are in full force and effect.

(x) There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(y) The Company and its Subsidiaries have each complied, and are presently in compliance, in all material respects with all obligations, laws and regulations regarding the collection, use, transfer, storage, protection, disposal and/or disclosure of personally identifiable information and/or any other information collected from or provided by third parties. The Company and its Subsidiaries have taken commercially reasonable steps to protect the information technology systems and data used in connection with the operation of the Company and/or its Subsidiaries. The Company and its Subsidiaries have used reasonable efforts to establish, and have established, commercially reasonable disaster recovery and security plans, procedures and facilities for the business, including, without limitation, for the information technology systems and data held or used by or for the Company and/or any of its Subsidiaries. There has been no security breach or attack or other compromise of or relating to any such information technology system or data which would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(z) The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are, in the Company’s reasonable judgment, prudent and adequate for the businesses in which they are engaged.

(aa) Except as disclosed in the Filed SEC Reports, there are no related party transactions that would be required to be disclosed therein by Item 404 of Regulation S-K and any such related party transactions described therein are accurately described in all material respects.

(bb) Neither the Company nor any of its Subsidiaries maintains or contributes to, or otherwise has any current or contingent liability with respect to, an employee benefit plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 412 of the Code; the employee benefit plans sponsored, maintained or contributed to by the Company and its Subsidiaries are in compliance in all material respects with the applicable provisions of ERISA and the Code; to the knowledge of the Company, no non-exempt prohibited transaction has occurred, within the meaning of Section 406 of ERISA or Section 4975 of the Code for which the Company or any of its Subsidiaries would have any liability.

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(cc) The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with the ERISA, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Employee Benefit Laws”). No action, suit or Proceeding by or before any court or Governmental Entity, authority or body or any arbitrator to which the Company or any of its Subsidiaries is a party with respect to Employee Benefit Laws is pending or, to the knowledge of the Company, threatened.

(dd) The holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities; none of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company; other than Ampersand with respect to the Series A Shares (which rights have been waived under this Agreement), there are no Persons with registration or other similar rights to have securities of the Company registered under the Securities Act or the rules and regulations of the Commission thereunder; there are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its Subsidiaries except as disclosed in Section 3.1(i); and the description of the Company Stock Plans, and the options or other rights granted thereunder, included in the SEC Reports fairly presents the information required to be shown with respect to such plans, options and rights.

(ee) Neither the Company nor any of its Subsidiaries or any of their respective Affiliates does business with any court, administrative agency, regulatory body, commission or other Governmental Entity, board, bureau or instrumentality, domestic or foreign, any subdivision thereof, or with any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization or other entity located in any country that is the subject of the economic sanctions or programs of the United States as administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or any joint venture partner or other Person, in a manner that violates any U.S. sanctions administered by OFAC.

(ff) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of jurisdictions where the Company and its Subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or threatened.

(gg) Neither the Company or any of its Subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and its Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

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(hh) Private Placement. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement and the accuracy of the information disclosed in the Accredited Investor Questionnaires provided by the Purchasers, no registration under the Securities Act is required for the offer and sale of the Preferred Shares by the Company to the Purchasers under the Transaction Documents. The issuance and sale of the Preferred Shares hereunder does not contravene the rules and regulations of the Trading Market.

(ii) Listing and Maintenance Requirements. Except as described in the SEC Reports, the Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Principal Trading Market, and the Company has taken no action designed to terminate, or likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or to delist, or likely to have the effect of delisting, the Common Stock from the Principal Trading Market, nor has the Company received any notification that the Commission or the Principal Trading Market is contemplating terminating or suspending such registration or listing. Except as described in the SEC Reports, the Company is in compliance with all applicable listing requirements of the Principal Trading Market.

(jj) No Integrated Offering. None of the Company, its Subsidiaries nor any of its Affiliates or any Person acting on its behalf has, directly or indirectly, at any time within the past six (6) months, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) impair the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Preferred Shares as contemplated hereby or (ii) cause the offering of the Preferred Shares pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market on which any of the securities of the Company are listed or designated.

(kk) No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Preferred Shares by any form of general solicitation or general advertising.

(ll) No Rights Agreement. The Company is not party to a stockholder rights agreement, “poison pill” or similar antitakeover agreement or plan and no anti-takeover statutes currently in effect in any jurisdiction in which the Company operates are applicable.

(mm) Certain Business Relationships with Affiliates. The Company has provided to the Purchasers on or prior to the date hereof true and complete unredacted copies of any contracts or other agreements (excluding employment, stock option and customary indemnification agreements with officers and directors entered into in the ordinary course of business) between the Company, on the one hand, and any director, officer or stockholder (in each case, in his, her or its capacity as such) of the Company, any of its Subsidiaries or its Affiliates, on the other hand, which is currently in effect.

(nn) Subsidiaries. The entities set forth on Schedule B (collectively, the entities required to be disclosed on Schedule B, the “Subsidiaries”), are the Company’s only significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission). The Company owns, directly or indirectly, all of the equity interests of the Subsidiaries free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction, and all the equity interests of the Subsidiaries are validly issued and are fully paid, nonassessable and free of preemptive and similar rights. Except as described in the Filed SEC Reports, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company or any of its Subsidiaries, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

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(oo) No Preferential Rights. Except as described in the Filed SEC Reports, (i) no Person has the right, contractual or otherwise, to cause the Company or any of its Subsidiaries to issue or sell to such Person any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, (ii) no Person has any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, (iii) no Person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Common Stock, and (iv) no Person has the right, contractual or otherwise, to require the Company or any of its Subsidiaries to register under the Securities Act, any Common Stock or shares of any other capital stock or other securities of the Company or any of its Subsidiaries, or to include any such shares or other securities in the offering contemplated hereby, as a result of the sale of the Preferred Shares as contemplated hereby or otherwise.

(pp) Consents and Permits. Each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) or any non-U.S. counterpart that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries are subject to (each such product, a “Product”), had been manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company or its Subsidiaries, in compliance in all material respects with all applicable Health Care Laws relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or threatened action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries (iv) enjoins production at any facility of the Company or any of its Subsidiaries or, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries in any material respect. Neither the Company nor any of its Subsidiaries have been informed by the FDA or any non-U.S. counterpart that the FDA or any non-U.S. counterpart will prohibit the marketing, sale, license or use in the United States or in any other territory any product proposed to be developed, produced or marketed by the Company or any of its Subsidiaries nor has the FDA or any non-U.S. counterpart expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company or any of its Subsidiaries. To the Company’s knowledge, there are no legal or governmental proceedings relating to any Health Care Law pending or threatened to which the Company or any of its Subsidiaries is a party, nor is it aware of any material violations of such acts or regulations by the Company or any of its Subsidiaries. For purposes of this Agreement, “Health Care Laws” means: (i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse laws, including, without limitation, the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), the criminal False Claims Law (42 U.S.C. § 1320a-7b(a)), all criminal laws relating to health care fraud and abuse, including but not limited to 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws (42 U.S.C. § 1320a-7), the civil monetary penalties law (42 U.S.C. § 1320a-7a), the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes; (iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals or prescribers; (iv) Medicare (Title XVIII of the Social Security Act); (v) Medicaid (Title XIX of the Social Security Act); and (vi) any and all other applicable health care laws and regulations.

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(qq) Regulatory Filings. Except as described in the Filed SEC Reports, neither the Company nor any of its Subsidiaries has failed to file with the applicable Governmental Entity (including the FDA or any foreign, federal, state or local Governmental Entity performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report or submission, except for any deficiencies that, individually or in the aggregate, would be immaterial; except as described in the Filed SEC Reports, all such filings, declarations, listings, registrations, reports or submissions were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any applicable regulatory authority with respect to any such filings, declarations, listings, registrations, reports or submissions. Each of the Company and its Subsidiaries have operated and currently is, in all material respects, in compliance with all applicable Health Care Laws. The Company has no knowledge of any studies, tests or trials the results of the Company or any of its Subsidiaries which reasonably call into question in any material respect the results of such studies, tests and trials.

(rr) Clinical Studies. The preclinical studies and tests and clinical trials of the Company or any of its Subsidiaries were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company or any of its Subsidiaries; the descriptions of such studies, tests and trials, and the results thereof, contained in the Filed SEC Reports, if any, are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Filed SEC Reports, the results of which reasonably call into question the results of the tests, studies and trials described in the Filed SEC Reports; and neither the Company nor any of its Subsidiaries has received any written notice or correspondence from the FDA or any foreign, state or local Governmental Entity exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(ss) Brokers. Neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s fees, brokerage commissions or similar payments in connection with the transactions herein contemplated.

(tt) Labor Disputes and Matters. Neither the Company nor any of its Subsidiaries employs any person represented by a union or collective bargaining unit. No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is threatened.

(uu) Margin Rules. Neither the issuance, sale and delivery of the Preferred Shares nor the application of the proceeds thereof by the Company as described in the Filed SEC Reports will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv) Insurance. The Company and each of its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and each of its Subsidiaries reasonably believe are adequate for the conduct of their business and as is customary for companies engaged in similar businesses in similar industries.

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(ww) Compliance with Laws. Each of the Company and its Subsidiaries: (i) is and at all times has been in material compliance with all laws, statutes, rules, or regulations applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its Subsidiaries (“Applicable Laws”); (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possesses all material Authorizations and such Authorizations are valid and in full force and effect and are not in material violation of any term of any such Authorizations; (iv) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product operation or activity is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (v) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; (vi) has filed, obtained, maintained or submitted all material reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, post-sale warning, “dear healthcare provider” letter, or other notice or action relating to the alleged lack of safety or efficacy of any product or any alleged product defect or violation and, to the Company’s knowledge, no third party has initiated, conducted or intends to initiate any such notice or action.

(xx) Disclosure. No representation or warranty or other statement made by the Company or its representatives in connection with the negotiation, execution, delivery or performance of this Agreement or the Transaction Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

(yy) Health Care Regulatory Compliance.

(i) The Company and each of its Subsidiaries is in material compliance with all applicable Health Care Laws. Neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral communication from a Governmental Entity, Government Program, Private Program, or other Person alleging any failure to comply with applicable Health Care Laws. Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K, to the knowledge of the Company, neither the Company nor any of its Subsidiaries has been investigated for violation of any Health Care Laws to which it is bound or to which any business activity or professional services performed by or for the Company or any of its Subsidiaries is subject.

(ii) The Company and each of its Subsidiaries has, and for the past three years has had, privacy and security policies, procedures and safeguards that comply with then-applicable requirements of health care privacy laws.

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(iii) Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K, neither the Company nor any of its Subsidiaries is, and in the past three years has not been, a party to a corporate integrity agreement with any Governmental Entity or otherwise had any continuing reporting obligations pursuant to any deferred prosecution, settlement or other integrity agreement with any Governmental Entity.

(iv) Neither the Company nor any of its Subsidiaries has at any time in the past three years (i) been served with or received any search warrant, subpoena or civil investigative demand from any Governmental Entity, (ii) made a voluntary disclosure pursuant to the U.S. Department of Health and Human Services Office of the Inspector General’s provider Self-Disclosure Protocol or the Centers for Medicare and Medicaid’s Voluntary Self-Referral Disclosure Protocol, (iii) made a self-disclosure to a Medicare Administrative Contractor or (iv) otherwise made a material disclosure to a Governmental Entity regarding potential repayment obligations arising from actual or potential violations of Health Care Laws.

(v) The Company and each of its Subsidiaries, their respective personnel and authorized representatives are operating, and for past three years have operated, in material compliance with the federal health care program anti-kickback statute (42 U.S.C. § 1320a-7b, et seq.), the federal physician self-referral law (commonly known as the Stark Law) (42 U.S.C. § 1395nn, et seq., and its implementing regulations, 42 C.F.R. Subpart J), and all other Applicable Laws with respect to direct and indirect compensation arrangements, ownership interests or other relationships between such Person and any past, present or potential patient, physician, supplier, contractor or other Person in a position to refer, recommend or arrange for the referral of patients or other health care business or to whom such Person refers, recommends or arranges for the referral of patients or other health care business.

(vi) There has been no non-coverage decision, material adverse change to any existing coverage determination, nor change in reimbursement or coverage policies which could have a material adverse effect on, cause, or result in a denial of reimbursement, with respect to any of the Company’s or any of its Subsidiaries’ products or services by CMS or its contractors (including but not limited to Medicare Administrative Contractors (MACs)), whether through a National Coverage Determination (NCD) or a Local Coverage Determination (LCD), nor a determination by CMS or a MAC that any of the Company’s or any of its Subsidiaries’ products or services (i) are considered non-covered services, and (ii) no existing coverage determination has been, is pending, nor has been threatened to be revoked or amended.

(vii) Except as disclosed in the section entitled “RedPath – DOJ Settlement” in Note 10 of the consolidated financial statements included in the 2018 Form 10-K for the year ended December 31, 2018, neither the Company nor any of its Subsidiaries has received any nor, to the knowledge of the Company, are there any pending, written complaints, claims, demands, inquiries, proceedings, or other notices, including any notices of any investigation or other Legal Proceedings regarding the Company or any of its Subsidiaries, initiated by (i) any Person; (ii) any Private Programs; (iii) any Governmental Entity, including the United States Federal Trade Commission, a state attorney general, data protection authority or similar state official, or a supervisory authority; or (iv) any self-regulatory authority or entity, alleging that any activity of the Company or any of its Subsidiaries: (A) is in violation of any applicable information laws, (B) is in violation of any privacy agreements, (C) is in violation of any privacy policies, (D) is otherwise in violation of any person’s privacy, personal or confidentiality rights, or (E) otherwise constitutes an unfair, deceptive, or misleading trade practice.

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(viii) Neither the Company nor any of its Subsidiaries, to the knowledge of the Company, any officer, key employee or agent of the Company has, within the last three years, been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar state or foreign Applicable Laws or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar state or foreign Applicable Laws.

3.2 Representations and Warranties of the Purchasers. Each Purchaser, severally and not jointly, hereby represents and warrants as of the Closing Date to the Company as follows:

(a) Organization; Authority; Enforceability. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by such Purchaser and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if such Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) No Conflicts. The execution, delivery and performance by such Purchaser of this Agreement and the Investor Rights Agreement and the consummation by such Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of such Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Purchaser to perform its obligations hereunder.

(c) Investment Intent. Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Securities (or any securities which are derivatives thereof) to or through any Person; such Purchaser is not a registered broker-dealer under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered as a broker-dealer.

(d) Purchaser Status. At the time such Purchaser was offered the Preferred Shares, it was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e) General Solicitation. Such Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

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(f) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(g) Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense to make an informed decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel shall modify, amend or affect such Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents.

(h) Brokers and Finders; Closing Fee. No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

(i) Independent Investment Decision. Such Purchaser has independently evaluated the merits of its decision to purchase the Preferred Shares pursuant to the Transaction Documents. Such Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to such Purchaser in connection with the purchase of the Preferred Shares constitutes legal, tax or investment advice. Such Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Preferred Shares.

(j) Reliance on Exemptions. Such Purchaser understands that the Preferred Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Preferred Shares.

(k) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l) Regulation M. Such Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to certain sales of Common Stock and certain other activities with respect to the Common Stock by the Purchaser.

(m) Residency. Such Purchaser’s offices in which its investment decision with respect to the Preferred Shares was made are located at the address set forth for notices to be delivered to such Purchaser in Section 6.3.

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(n) No Disqualification Events.

(i) Such Purchaser represents that neither it, nor any of its directors, executive officers, other officers participating in the offering of Preferred Shares, general partners or managing members, nor any of the directors, executive officers or other officers participating in the offering of Preferred Shares of any such general partner or managing member, nor any other officers or employees of such Purchaser or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Shares (each, a “Purchaser Covered Person” and, collectively, “Purchaser Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (a) contemplated by Rule 506(d)(2) under the Securities Act and (b) a description of which has been furnished in writing to the Company prior to the date hereof, or, in the case of a Disqualification Event occurring after the date hereof, prior to the date of any offering of Preferred Shares.

(ii) Such Purchaser represents that it is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Preferred Shares. Such Purchaser will notify the Company, prior to any offering of Preferred Shares, of any agreement entered into between such Purchaser and such person in connection with such sale.

(iii) Such Purchaser will notify the Company in writing, prior to any offering of Preferred Shares of (a) any Disqualification Event relating to any Purchaser Covered Person not previously disclosed to the Company in accordance with this Section 3.2(n) and (b) any event that would, with the passage of time, become a Disqualification Event relating to any Purchaser Covered Person.

3.3 Representations and Warranties of Ampersand. Ampersand hereby represents and warrants as of the Closing Date to the Company that it is the record and beneficial owner of, and has valid and marketable title to, the Series A Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance (other than restrictions arising pursuant to applicable securities laws), and has the absolute and unrestricted right, power and capacity to surrender and exchange the Series A Shares being exchanged by it pursuant to this Agreement, free and clear of any lien, pledge, restriction or other encumbrance. Except for the Investor Rights Agreement, it is not a party to or bound by, and the Series A Shares being exchanged by it pursuant to this Agreement are not subject to, any agreement, understanding or other arrangement (i) granting any option, warrant or right of first refusal with respect to such Series A Shares to any person, (ii) restricting its right to surrender and exchange such Series A Shares as contemplated by this Agreement, or (iii) restricting any other of its rights with respect to such Series A Shares.

The Company and each of the Purchasers acknowledges and agrees that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

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Article IV
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) Legends. Certificates evidencing the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form, until such time as they are not required under Section 4.1(b):

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY, IF REQUESTED BY THE COMPANY, A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(b) Removal of Legends. Promptly, and in no event later than two (2) Business Days, following a request by a Purchaser, the legend set forth in Section 4.1(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Securities upon which it is stamped or issue to such holder (if such Securities are DTC eligible) by electronic delivery at the applicable account at the Depository Trust Company (“DTC”) designated by such holder, if (i) such Securities are registered for resale under the Securities Act or (ii) such Securities are sold or transferred pursuant to Rule 144 (if the transferor is not an Affiliate of the Company). Certificates for Securities subject to legend removal hereunder may be transmitted by the Transfer Agent to such Purchaser by crediting the account of such Purchaser’s prime broker with DTC as directed by such Purchaser. Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Securities without legends as required pursuant to the terms hereof; provided, however, such Purchaser shall not be entitled to both (i) require the reissuance of the Securities submitted for legend removal for which such conversion was not timely honored and (ii) receive the type and number of Securities that would have been issued if the Company had timely complied with its delivery requirements hereunder. If the Company fails to deliver to a Purchaser (or its transferee) the applicable certificate or certificates without any legend or issue to such holder by electronic delivery at the applicable account at the DTC within such two (2) Business Day period, and if after such date such Purchaser is required to or otherwise purchases (in an open market transaction or otherwise), Securities to deliver in satisfaction of a sale by such Purchaser of Securities which such Purchaser was entitled to receive without a legend (a “Buy-In”), then the Company shall (A) pay in cash to such Purchaser (in addition to any other remedies available to or elected by such Purchaser) the amount by which (x) such Purchaser’s total purchase price (including any brokerage commissions) for the Securities so purchased exceeds (y) the product of (1) the aggregate number of Securities at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) reissue (if surrendered) the type and number of Securities equal to the type and number of Securities submitted for legend removal. For example, if a Purchaser purchases common shares having a total purchase price of $11,000 to cover a Buy-In with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay such Purchaser $1,000. Such Purchaser shall provide the Company written notice, within three (3) trading days after the occurrence of a Buy-In, indicating the amounts payable to such Purchaser in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Company. Nothing herein shall limit a Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing Securities without legends as required pursuant to the terms hereof; provided, however, that such Purchaser shall not be entitled to both (i) require the reissuance of the Securities submitted for legend removal for which such conversion was not timely honored and (ii) receive the type and number of Securities that would have been issued if the Company had timely complied with its delivery requirements hereunder.

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4.2 Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require stockholder approval prior to the closing of such other transaction.

4.3 Use of Proceeds. The Company shall use the net proceeds from the sale of the Preferred Shares hereunder to fund the Company’s ongoing operational needs, including to fund strategic acquisitions from time to time.

4.4 Principal Trading Market Listing. The Company shall, prior to the date hereof, prepare and submit to The Nasdaq Capital Market a listing application for the Conversion Shares.

4.5 Form D; Blue Sky. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon the written request of either Purchaser. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Purchasers under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of such actions promptly upon the written request of either Purchaser.

4.6 Reservation of Securities. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of shares of Common Stock issuable upon conversion of the Series B Shares in accordance with the terms of the Certificate of Designation.

4.7 Efforts to Consummate.

(a) Subject to the terms and conditions herein provided, each of the Purchasers and the Company shall use reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things commercially reasonable efforts, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the closing conditions set forth in Article V).

(b) Each of the Purchasers and the Company shall use commercially reasonable efforts to obtain consents of all Governmental Entities necessary to consummate the transactions contemplated by this Agreement (collectively, the “Governmental Approvals”). Each of the Purchasers and the Company shall promptly inform the other parties hereto of any communication between the Purchasers or the Company, as applicable, and any Governmental Entity regarding any of the transactions contemplated by this Agreement.

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4.8 Board of Directors and 2020 Annual Meeting.

(a) The Company shall have taken all action necessary such that, effective as of the Closing, the Company’s Board of Directors will consist of seven (7) members and shall be comprised of:

(i) two (2) Class I Directors, (x) one of whom shall qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Company’s securities are then listed or designated (such director, an “Independent Director”), and shall initially be Stephen J. Sullivan and (y) one of whom shall be designated by Ampersand and shall initially be Eric Lev;

(ii) three (3) Class II Directors, (x) one of whom shall be an Independent Director designated by Ampersand and shall initially be Robert Gorman, (y) one of whom shall be an Independent Director designated by 1315 Capital at a future date, and (z) one of whom shall be designated by 1315 Capital and shall initially be Edward Chan; and

(iii) two (2) Class III Directors, (x) one of whom shall initially be Jack Stover, and (y) one of whom shall be an Independent Director and shall initially be Dr. Joseph Keegan.

(b) The Company shall use its reasonable best efforts to obtain the approval of the Company’s stockholders at the 2020 Annual Meeting of an amendment to the Company’s Certificate of Incorporation to eliminate the classified structure of the Company’s Board of Directors and to provide that all members of the Company’s Board of Directors shall stand for election at each annual meeting of the Company’s stockholders. Each Investor hereby agrees to vote in favor of the election of Jack Stover, Dr. Joseph Keegan and Stephen J. Sullivan to the Company’s Board of Directors at the 2020 Annual Meeting.

4.9 Notification of Certain Matters. Notwithstanding anything else herein to the contrary, the Company and each Purchaser shall give prompt written notice to each other party of (a) any notice or other communication from any Person alleging that any consent, waiver or approval from, or notification requirement to, such Person is or may be required in connection with the transactions contemplated by the Transaction Documents, (b) all effects, changes, events and occurrences arising subsequent to the date of this Agreement which could reasonably be expected to result in any breach of a representation or warranty or covenant of the Company in this Agreement that would, if occurring or continuing on the Closing Date, cause any of the conditions set forth in Article V not to be satisfied, (c) any effect, change, event or occurrence that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (d) any litigation relating to the transactions contemplated by the Transaction Documents (the “Transaction Litigation”) and any updates to the status thereof. The Company and its Subsidiaries shall give the Purchasers an opportunity to discuss with the Company and its representatives any Transaction Litigation (subject to the entry into any joint defense or similar agreement and otherwise subject to the protection of any attorney-client or other similar doctrine or privilege) and the Company and its representatives shall consider the Purchasers’ recommendations with respect thereto in good faith. For the avoidance of doubt, no updated information provided in accordance with this Section 4.9 shall be deemed to cure any breach of any representation, warranty or covenant made in this Agreement or affect any rights under this Agreement or the other Transaction Documents.

4.10 Consent. Subject to and effective as of the Closing, Ampersand, as holder of all issued and outstanding Series A Shares, consents to the transactions contemplated by this Agreement and waives its rights under Section 7 of the Investor Rights Agreement, dated as of July 15, 2019, by and among the Company and Ampersand.

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Article V
CONDITIONS PRECEDENT TO CLOSINGs

5.1 Conditions Precedent to the Obligations of the Purchasers to Purchase Preferred Shares at the Closing. The obligation of the Purchasers to acquire Preferred Shares at the Closing is subject to the fulfillment to the Purchasers’ satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchasers:

(a) Representations and Warranties. As of the Closing Date, the representations and warranties of the Company contained in Article III (other than in Sections 3.1(g), 3.1(h), 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof), 3.1(l), 3.1(w), and 3.1(yy)) shall be true and correct in all material respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be true and correct in all material respects as of such date). As of the Closing Date, the representations and warranties contained in Sections 3.1(g), 3.1(h), 3.1(w) and 3.1(yy) shall be true and correct in all respects as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date). As of the Closing Date, the representations and warranties contained in Sections 3.1(i), 3.1(j), 3.1(k) (but only the first sentence thereof) and 3.1(l) shall be true and correct in all respects, except for any de minimis inaccuracies, as though made on and as of such date, except for such representations and warranties that speak as of a specific date (which shall be so true and correct as of such date).

(b) Covenants. The Company shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(c) No Material Adverse Effect. Since September 30, 2019, there has not occurred any event or condition that has had or would reasonably be expected to have a Material Adverse Effect.

(d) Listing on Nasdaq. The Company shall have filed with Nasdaq a Notification Form: Listing of Additional Shares for the listing of Conversion Shares, a copy of which shall have been provided to the Purchasers, and Nasdaq shall have approved the listing of such Conversion Shares.

(e) No Injunction; Government Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(f) Certificate of Designation. The Certificate of Designation substantially in the form attached hereto as Exhibit A shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(g) Reverse Stock Split. The reverse stock split of the Company’s Common Stock previously approved by the stockholders of the Company shall have become effective at a ratio acceptable to each Purchaser.

(h) Deliveries. Each Purchaser shall have received each of the agreements, instruments and other documents set forth in Section 2.2(a).

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5.2 Conditions Precedent to the Obligations of the Company to Issue Preferred Shares at the Closing. The Company’s obligation to issue the Preferred Shares at the Closing to each Purchaser is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) No Injunction; Governmental Approvals. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) Representations and Warranties. The representations and warranties of each Purchaser contained in Article III shall be true and correct in all material respects as of the Closing Date.

(c) Covenants. The Purchasers shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it at or prior to the Closing.

(d) Deliveries. The Company shall have received each of the agreements, instruments and other documents set forth in Section 2.2(b).

Article VI
MISCELLANEOUS

6.1 Fees and Expenses. At the Closing, the Company shall pay (a) the reasonable fees and expenses of 1315 Capital incurred in connection with the Closing, in an amount not to exceed, in the aggregate, $150,000 and (b) the reasonable fees and expenses of Ampersand incurred in connection with the Closing, in an amount not to exceed, in the aggregate, $150,000.

6.2 Entire Agreement. The Transaction Documents together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Purchasers will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 6.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 6.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Interpace Biosciences, Inc.
Morris Corporate Center 1, Building C
300 Interpace Parkway, Parsippany, NJ 07054
Attention: Jack E. Stover, President and CEO
Email: jstover@interpacedx.com

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With a copy to:	Pepper Hamilton LLP
620 Eighth Avenue, 37th Floor
New York Times Building
New York, NY 10018
Attention: Merrill M. Kraines, Esquire
Email: krainesm@pepperlaw.com

If to 1315 Capital:	1315 Capital II, L.P.
2929 Walnut Street, Suite 1240
Philadelphia, PA 19104
Attention: Brian Schwenk, Chief Financial Officer
Email: brian.schwenk@1315capital.com

With a copy to:	Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103-2921
Attention: Joanne R. Soslow, Esquire
Email: joanne.soslow@morganlewis.com

If to Ampersand:	Ampersand 2018 Limited Partnership
c/o Ampersand Capital Partners
55 William Street, Suite 240
Wellesley, MA 02481
Attn: Dana L. Niles, Chief Operating Partner
Email: dln@ampersandcapital.com

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
Attention: James T. Barrett, Esq., and Jocelyn Arel, Esq.
Email: JBarrett@goodwinlaw.com and JArel@goodwinlaw.com

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to either Purchaser to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to any holders who then hold Securities.

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6.5 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

6.6 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned by the Company without the prior written consent of each Purchaser. Any Purchaser may assign its rights hereunder in whole or in part to any Person to whom such Purchaser assigns or transfers such rights in compliance with applicable law, provided such transferee shall agree in writing to be bound, with respect to any Securities transferred in connection with such assignment, by the terms and conditions of this Agreement and the Investor Rights Agreement that apply to the “Purchasers;” provided, further, that, such Purchaser remains liable for its obligations hereunder.

6.7 No Third-Party Beneficiaries. Except as set forth in Section 6.13 and Section 6.14, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of and shall not confer any rights or remedies on, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the Delaware Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Delaware Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Delaware Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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6.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Preferred Shares at the Closing.

6.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by email delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.13 Limitation of Liability; No Recourse.

(a) Notwithstanding anything that may be expressed or implied in this Agreement, the liability of each Purchaser hereunder shall be several, not joint and several, and, under no circumstance, shall any Purchaser be liable for any amounts hereunder or pursuant to claims related to any breach or alleged breach of this Agreement in excess of its Closing Subscription Amount.

(b) Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that one or more Purchasers may be a corporation, partnership, limited liability company or trust, the Company and each Purchaser covenant, agree and acknowledge that no recourse under this Agreement, any Transaction Document, or any other documents or instruments delivered in connection with this Agreement shall be had against any current or future Affiliate, director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder) of any Purchaser or any director, officer, employee, general or limited partner, stockholder, manager, member, trustee or control persons (as such term is used in the Securities Act, as amended, and the rules and regulations thereunder), Affiliate or assignee thereof (collectively, “Purchaser Related Parties”), whether by the enforcement of any assessment or by any legal or equitable Proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Purchaser or any current or future director, officer, employee, general or limited partner, stockholder, manager, member or trustee of any Purchaser or of any Affiliate or assignee thereof, as such for any obligation of any Purchaser under this Agreement, any Transaction Document, or any other documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

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6.14 Indemnification. The Company will indemnify each Purchaser Related Party to the full extent lawful against any and all claims by any Person (including any stockholders of the Company), losses and expenses as incurred (including all reasonable fees and disbursements of any such indemnitee’s counsel and other out-of-pocket expenses incurred in connection with the investigation of and preparation for any such pending or threatened claims and any litigation or other Proceedings arising therefrom) arising in connection with this Agreement, any of the other Transaction Documents, or any transactions contemplated hereby or thereby, or in connection with any action or failure to take any action in connection therewith or any such indemnitee being a controlling person of a Purchaser Related Party or any of its subsidiaries; provided, however, there shall be excluded from such indemnification (x) any such claim, loss or expense to the extent that it is based upon any action or failure to act by such indemnitee that is found in a final judicial determination to constitute gross negligence or intentional misconduct on such indemnitee’s part and (y) any such claim, or loss or expense to the extent that it is based on such claim, brought by the Company against a Purchaser (but not on behalf of the Company by any of its stockholders) for a breach of this Agreement by such Purchaser. The Company will advance costs and expenses, including attorney’s fees, incurred by any such indemnitee in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such indemnitee to repay amounts so advanced if it shall ultimately be determined that such indemnitee is not entitled to be indemnified by the Company pursuant to this Agreement.

6.15 Termination. This Agreement may be terminated and transactions contemplated hereby abandoned at any time prior to the Closing: (i) by mutual written consent of the Company and each Purchaser or (ii) by either Purchaser if the Company or any of its Affiliates institutes, directly or indirectly, any action, litigation or other Proceeding against (x) any Purchaser Related Parties in connection with the transactions described in this Agreement or the Transaction Documents or (y) such Purchaser in connection with the transactions described in this Agreement, other than in the case of clause (y), an action, litigation or other Proceeding seeking to enforce this Agreement in accordance with its terms. Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents, and Sections 6.13 and 6.14 shall survive the termination of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase and Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERPACE BIOSCIENCES, INC.

By:	/s/ Jack E. Stover
Name: Jack E. Stover
Title: President & Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[Signature Page to Securities Purchase and Exchange Agreement]

1315 CAPITAL II, L.P.

By: 1315 CAPITAL MANAGEMENT II, LLC, its General Partner

By:	/s/ Adele C. Oliva
Name: Adele C. Oliva
Title: Managing Member

Ampersand 2018 Limited Partnership

By: AMP-18 Management Company Limited Partnership, its General Partner

By: AMP-18 MC LLC, its General Partner

By:	/s/ Herbert H. Hooper
Name: Herbert H. Hooper
Title: Managing Member

[Signature Page to Securities Purchase and Exchange Agreement]

Schedule I

Purchaser	Series B Shares	Closing Subscription Amount
1315 capital II, L.P.	19,000	$19,000,000.00
Ampersand 2018 Limited Partnership	1,000	$1,000,000.00

Schedule II

Purchaser	Series A Shares to be Exchanged	Series B Shares to be Issued
Ampersand 2018 Limited Partnership	270	27,000

EXHIBITS

A:	Certificate of Designation
B:	Form of Investor Rights Agreement
C:	Wire Instructions
D-1:	Accredited Investor Questionnaire
D-2:	Stock Certificate Questionnaire
E:	Form of Secretary’s Certificate
F:	Form of Officer’s Certificate

Schedule A:	Form of Opinion
Schedule B:	Subsidiaries

EXHIBIT A

Certificate of Designation

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INTERPACE BIOSCIENCES, INC.
CERTIFICATE OF DESIGNATION OF PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES B CONVERTIBLE PREFERRED STOCK

PURSUANT TO SECTION 151 OF THE
DELAWARE GENERAL CORPORATION LAW

INTERPACE BIOSCIENCES, INC., a Delaware corporation (the “Corporation”), in accordance with the provisions of Section 103 of the Delaware General Corporation Law (the “DGCL”) does hereby certify that, in accordance with Section 151 of the DGCL, the following resolution was duly adopted by the Board of Directors of the Corporation on January [•], 2020:

RESOLVED, pursuant to authority expressly set forth in the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the issuance of a series of Preferred Stock designated as the Series B Convertible Preferred Stock, par value $0.01 per share, of the Corporation is hereby authorized and the designation, number of shares, powers, preferences, rights, qualifications, limitations and restrictions thereof (in addition to any provisions set forth in the Certificate of Incorporation that are applicable to the Preferred Stock of all classes and series) are hereby fixed, and this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock is hereby approved as follows:

SERIES B CONVERTIBLE PREFERRED STOCK

Section 1. Definitions. For the purposes hereof, the following terms shall have the following meanings:

“1315 Capital” means 1315 Capital II, L.P., a Delaware limited partnership, including its successors and assigns.

“Ampersand” means Ampersand 2018 Limited Partnership, a Delaware limited partnership, including its successors and assigns.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

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“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series B Preferred Stock in accordance with the terms hereof.

“Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

“Deemed Liquidation” shall mean (a) a merger or consolidation in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation; or (2) if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary of the Corporation of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole, or the sale or disposition (whether by merger, consolidation or otherwise) of one or more subsidiaries of the Corporation if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Corporation.

“DGCL” shall mean the Delaware General Corporation Law.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means any holder of Series B Preferred Stock.

“Issuance Date” means January [•], 2020.

“Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

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“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Corporation’s preferred stock, par value $0.01 per share.

“Series B Conversion Price” means an amount initially equal to six dollars ($6.00) (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares).

“Series B Conversion Ratio” means, for each share of Series B Preferred Stock, the ratio obtained by dividing the Series B Liquidation Amount of such share by the Series B Conversion Price.

“Series B Liquidation Amount” has the meaning set forth in Section 5(a).

“Series B Liquidation Value” means an amount equal to the Series B Liquidation Amount divided by the number of shares of Series B Preferred Stock outstanding.

“Series B Mandatory Conversion Price” means an amount equal to twelve dollars ($12.00).

“Stated Value” means $1,000 per share.

“Trading Day” means a day on which the Common Stock is traded for any period on a principal securities exchange or if the Common Stock is not traded on a principal securities exchange, on a day that the Common Stock is traded on another securities market on which the Common Stock is then being traded.

Section 2. Designation, Amount and Par Value; Assignment.

(a) The Preferred Stock designated by this Certificate of Designation shall be designated as the Corporation’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) and the number of shares so designated shall be 47,000.

(b) The Corporation shall register shares of the Series B Preferred Stock, upon records to be maintained by the Corporation for that purpose (the “Series B Preferred Stock Register”), in the name of the Holders thereof from time to time. The Corporation may deem and treat the registered Holder of shares of Series B Preferred Stock as the absolute owner thereof for the purpose of any conversion thereof and for all other purposes. Shares of Series B Preferred Stock may be issued solely in book-entry form or, if requested by any Holder, such Holder’s shares may be issued in certificated form. The Corporation shall register the transfer of any shares of Series B Preferred Stock in the Series B Preferred Stock Register, upon surrender of the certificates (if applicable) evidencing such shares to be transferred, duly endorsed by the Holder thereof, to the Corporation at its address specified herein. Upon any such registration or transfer, a new certificate (or book-entry notation, if applicable) evidencing the shares of Series B Preferred Stock so transferred shall be issued to the transferee and a new certificate (or book-entry notation, if applicable) evidencing the remaining portion of the shares not so transferred, if any, shall be issued to the transferring Holder, in each case, within two (2) Business Days. The provisions of this Certificate of Designation are intended to be for the benefit of all Holders from time to time and shall be enforceable by any such Holder.

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Section 3. Dividends. Dividends may be declared and paid on the Series B Preferred Stock from funds lawfully available therefor as and when determined by the Corporation’s Board of Directors. The Corporation shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Corporation (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the Holders of the Series B Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Series B Preferred Stock in an amount at least equal to (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series B Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Series B Preferred Stock pursuant to Section 6, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Series B Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (2) multiplying such fraction by an amount equal to the Stated Value; provided that, if the Corporation declares, pays or sets aside, on the same date, a dividend on shares of more than one class or series of capital stock of the Corporation, the dividend payable to the Holders of Series B Preferred Stock pursuant to this Section 3 shall be calculated based upon the dividend on the class or series of capital stock that would result in the highest Series B Preferred Stock dividend.

Section 4. Voting Rights.

(a) Series B Preferred Stock Voting Rights. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each Holder of outstanding shares of Series B Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such Holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Except as provided by law or by the other provisions of this Certificate of Designation, Holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single class and on an as-converted to Common Stock basis.

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(b) Directors.

(i) For so long as Ampersand holds at least sixty percent (60%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date, Ampersand shall be entitled to elect two (2) directors of the Corporation, provided that one (1) director elected by Ampersand must qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Corporation’s securities are then listed or designated. For so long as Ampersand holds less than sixty percent (60%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date but at least forty percent (40%) of the Series B Preferred Stock held by Ampersand as of the Issuance Date, Ampersand shall be entitled to elect one (1) director of the Corporation.

(ii) For so long as 1315 Capital holds at least sixty percent (60%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date, 1315 Capital shall be entitled to elect two (2) directors of the Corporation, provided that one (1) director elected by 1315 Capital must qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Corporation’s securities are then listed or designated. For so long as 1315 Capital holds less than sixty percent (60%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date but at least forty percent (40%) of the Series B Preferred Stock held by 1315 Capital as of the Issuance Date, 1315 Capital shall be entitled to elect one (1) director of the Corporation.

(iii) The holders of record of the shares of Common Stock and of any other class or series of voting stock (including the Series B Preferred Stock), exclusively and voting together as a single class, shall, subject to the rights of any additional series of Preferred Stock that may be established from time to time, be entitled to elect the balance of the total number of directors of the Corporation. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director.

(iv) Any director elected pursuant to this Section 4(b) may be removed without cause by, and only by, the affirmative vote of the holders of the shares of the class or series of capital stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders. A vacancy in any directorship filled by the holders of any class or series shall be filled only by vote or written consent in lieu of a meeting of the holders of such class or series or by any remaining director or directors elected by the holders of such class or series pursuant to this Section 4(b).

(c) Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as any shares of the Series B Preferred Stock remain outstanding, the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent of Holders representing at least seventy-five percent (75%) of the outstanding shares of Series B Preferred Stock (voting as a single class):

(i) amend, waive, alter or repeal the preferences, rights, privileges or powers of the Holders of the Series B Preferred Stock;

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(ii) amend, alter or repeal any provision of this Certificate of Designation in a manner that is adverse to the Holders of Series B Preferred Stock;

(iii) authorize, create or issue any equity securities senior to or pari passu with the Series B Preferred Stock; or

(iv) increase or decrease the number of directors constituting the Board of Directors of the Corporation.

(d) Additional Protective Provisions. Notwithstanding anything in this Certificate of Designation to the contrary, for so long as at least thirty percent (30%) of the Series B Preferred Stock outstanding as of the Issuance Date remains outstanding (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), the following actions may only be taken by the Corporation or any of its direct or indirect subsidiaries with the written consent with the consent of Holders representing at least seventy-five percent (75%) of the outstanding shares of Series B Preferred Stock (voting as a single class):

(i) (1) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (2) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions exceeding $4.5 million initially (the “Debt Threshold”), excluding, however: (i) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice and (ii) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank; provided, that if the aggregate consolidated revenue recognized by the Corporation and its direct or indirect subsidiaries (the “Combined Revenue”) as reported by the Corporation on Form 10-K as filed with the Commission for any fiscal year ending after the Issuance Date exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (x) ten percent (10%); multiplied by (y) the Combined Revenue as reported by the Corporation on Form 10-K as filed with the Commission for the previous fiscal year;

(ii) merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million (the “Acquisition Threshold”); provided, that the Acquisition Threshold shall increase on a straight line basis to an amount up to $40 million, but in no event greater than $40 million, to the extent Combined Revenue for the then-most recently completed quarterly period as reported by the Corporation on Form 10-K as filed with the Commission or Form 10-Q as filed with the Commission, as applicable, falls between the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019, and 100% greater than the Combined Revenue for the Corporation’s fiscal quarter ended on September 30, 2019;

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(iii) materially change the nature of the business of the Corporation or any of its direct or indirect subsidiaries as it is proposed to be conducted as of the Issuance Date.;

(iv) consummate any Liquidation (as defined below);

(v) transfer, by sale, exclusive license or otherwise, material intellectual property rights of the Corporation or any of its direct or indirect subsidiaries, other than licenses, transfers or sales of products accomplished in the ordinary course of business consistent with past practice;

(vi) declare or pay any cash dividend or make any cash distribution on any equity interests of the Corporation other than the Series B Preferred Stock;

(vii) repurchase or redeem any shares of capital stock of the Corporation, except for: (1) the redemption of the Series B Preferred Stock pursuant to Section 5(d); or (2) repurchases of Common Stock under agreements previously approved by the Board of Directors of the Corporation with employees, consultants, advisors or others who performed services for the Corporation or any direct or indirect subsidiary in connection with the cessation of such employment or service;

(viii) (1) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (2) incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Corporation or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions in excess of the Debt Threshold (in each case, excluding: (x) any capitalized and operating leases entered into by the Corporation or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; (y) any debt incurred by the Corporation pursuant to the terms of the Corporation’s existing term loan and credit facility with Silicon Valley Bank; and (z) any purchase money financing in connection with the acquisition of equipment or otherwise);

(ix) change any accounting methods or practices of the Corporation or any of its direct or indirect subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities, including but not limited to the Securities and Exchange Commission and the Financial Accounting Standards Board, in each case, as consented to by the Corporation’s independent auditors; or

(x) conduct a public offering of Common Stock registered with the Securities and Exchange Commission, including any at-the-market offering of the Corporation’s Common Stock.

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Section 5. Liquidation.

(a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or Deemed Liquidation (a “Liquidation”), the Holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders (on a pari passu basis with the holders of any class or series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock), and before any payment shall be made to the holders of Common Stock or any other class or series of Preferred Stock ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof, an amount per share of Series B Preferred Stock equal to the greater of (i) the Stated Value of such share of Series B Preferred Stock, plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had each such share been converted into Common Stock pursuant to Section 6 immediately prior to such Liquidation, (the amount payable in respect of shares of Series B Preferred Stock pursuant to this sentence is hereinafter referred to as the “Series B Liquidation Amount”). If upon any such Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock the full amount to which they shall be entitled under this Section 5(a), the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

(b) In the event of any Liquidation, after the payment of all preferential amounts required to be paid to the Holders of shares of Series B Preferred Stock and any other series of Preferred Stock ranking on liquidation senior to the Common Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares held by each such holder.

(c) The Corporation shall not have the power to effect a Deemed Liquidation unless the definitive agreement regarding such transaction provides that the consideration payable to the stockholders of the Corporation shall be allocated among the holders of capital stock of the Corporation in accordance with Section 5 of this Certificate of Designation.

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(d) If following a Deemed Liquidation the Corporation does not effect a dissolution of the Corporation under the General Corporation Law within sixty (60) days after such Deemed Liquidation, then (i) the Corporation shall send a written notice to each Holder of Series B Preferred Stock no later than the sixtieth (60th) day after the Deemed Liquidation advising such Holders of their right (and the requirements to be met to secure such right) pursuant to the terms of the following clause (ii) to require the redemption of such shares of Series B Preferred Stock, and (ii) if the Holders of at least seventy-five percent (75%) of the then outstanding shares of Series B Preferred Stock so request in a written instrument delivered to the Corporation not later than sixty (60) days after receipt of such notice, the Corporation shall use the consideration received by the Corporation for such Deemed Liquidation (net of any retained liabilities associated with the assets sold or technology licensed, as determined in good faith by the Board of Directors of the Corporation) (the “Net Proceeds”), to the extent legally available therefor, on the one hundred fiftieth (150th) day after such Deemed Liquidation, to redeem all outstanding shares of Series B Preferred Stock at a price per share equal to the Series B Liquidation Value. Notwithstanding the foregoing, in the event of a redemption pursuant to the preceding sentence, if the Net Proceeds are not sufficient to redeem all outstanding shares of Series B Preferred Stock and of any other series of Preferred Stock ranking on redemption on parity with the Series B Preferred Stock that is required to then be redeemed, or if the Corporation does not have sufficient lawfully available funds to effect such redemption, the Corporation shall first redeem a pro rata portion of each Holder’s shares of Series B Preferred Stock and any such other series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock to the fullest extent of such Net Proceeds or such lawfully available funds, as the case may be, based on the respective amounts which would otherwise be payable in respect of the shares to be redeemed if the legally available funds were sufficient to redeem all such shares. If upon any such redemption, the assets of the Corporation lawfully available to effect such redemption shall be insufficient to pay the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock, the full amount to which they shall be entitled under this Section 5(d), the Holders of shares of Series B Preferred Stock and any series of Preferred Stock ranking on redemption on a parity with the Series B Preferred Stock shall share ratably in any distribution of the assets lawfully available for such redemption in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such redemption if all amounts payable on or with respect to such shares were paid in full, and shall redeem the remaining shares to have been redeemed as soon as practicable after the Corporation has funds legally available therefor. Prior to the distribution or redemption provided for in this Section 5(d), the Corporation shall not expend or dissipate the consideration received for such Deemed Liquidation, except to discharge expenses incurred in connection with such Deemed Liquidation or in the ordinary course of business consistent with past practice.

(e) The amount deemed paid or distributed to the holders of capital stock of the Corporation upon any Liquidation Event shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity; provided, that the value of any such non-cash property, rights or securities shall be determined in good faith by the Board of Directors of the Corporation.

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Section 6. Conversion of Series B Preferred Stock into Common Stock.

(a) Conversion of Series B Preferred Stock into Common Stock at Option of Holder.

Subject to Section 6(c) below, each share of Series B Preferred Stock shall be convertible, at any time and from time to time from and after the Issuance Date, at the option of the Holder thereof, into a number of shares of Common Stock equal to the product of the Series B Conversion Ratio and the number of shares of Series B Preferred Stock to be converted. Holders shall effect conversions of Series B Preferred Stock into Common Stock by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”), duly completed and executed. Provided the Corporation’s transfer agent is participating in the Depository Trust Corporation (“DTC”) Fast Automated Securities Transfer program, the Notice of Conversion may specify, at the Holder’s election, whether the applicable Conversion Shares shall be credited to the DTC participant account nominated by the Holder through DTC’s Deposit Withdrawal Agent Commission system (a “DWAC Delivery”). The “Optional Conversion Date”, or the date on which a conversion shall be deemed effective, shall be defined as the Trading Day after the Trading Date that the Notice of Conversion, completed and executed, is sent by facsimile or other electronic transmission to, and received during regular business hours by, the Corporation; provided that the original certificate(s) (if any) representing such shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation within two (2) Trading Days thereafter. In all other cases, the Optional Conversion Date shall be defined as the Trading Day after the Trading Date on which the original shares of Series B Preferred Stock being converted, duly endorsed, and the accompanying Notice of Conversion, are received by the Corporation.

(b) Mandatory Conversion of Series B Preferred Stock into Common Stock. If the Corporation consummates the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, pursuant to which (A) the price per share of the Common Stock in such offering is at least the Series B Mandatory Conversion Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and (B) such offering results in at least $25 million in proceeds, net of the underwriting discount and commissions, to the Corporation and the Common Stock continues to be listed for trading on the Nasdaq Capital Market or another Exchange such as NYSE (such offering, an “Underwritten Offering”, and the date of the consummation of such Underwritten Offering is referred to herein as the “Mandatory Conversion Date” and together with each Optional Conversion Date, a “Conversion Date”), (i) all outstanding shares of Series B Preferred Stock shall automatically be converted into shares of Common Stock, at the then effective Series B Conversion Ratio and (ii) such shares may not be reissued by the Corporation. The provisions of Section 6(c) shall apply, with such necessary changes in the details thereof as are necessitated by the context, to the conversion of shares of Series B Preferred Stock into Common Stock pursuant to this Section 6(b). Notwithstanding the foregoing, an Underwritten Offering shall not include, and shares of Series B Preferred Stock will not automatically convert to shares of Common Stock upon the consummation of, any Underwritten Offering that includes the issuance of warrants to purchase capital stock of the Corporation or any other Convertible Security.

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(c) Mechanics of Conversion of Series B Preferred Stock into Common Stock.

(i) Delivery of Certificate or Electronic Issuance Upon Conversion. Not later than three (3) Trading Days after the applicable Conversion Date (the “Share Delivery Date”), the Corporation shall electronically transfer the number of Conversion Shares set forth in a Notice of Conversion being acquired upon the conversion of shares of Series B Preferred Stock by crediting the DTC participant account nominated by the Holder through DTC’s DWAC system. If in the case such shares are not electronically delivered to or as directed by, the applicable Holder by the Share Delivery Date, the applicable Holder shall be entitled to elect to rescind such Notice of Conversion by written notice to the Corporation at any time on or before its receipt of such certificate or certificates for Conversion Shares or electronic receipt of such shares, as applicable, in which event the Corporation shall promptly return to such Holder any original Series B Preferred Stock certificate delivered to the Corporation and such Holder shall promptly direct the return of any shares of Common Stock delivered to the Holder through the DWAC system, representing the shares of Series B Preferred Stock unsuccessfully tendered for conversion to the Corporation.

(ii) Obligation Absolute. Subject to Holder’s right to rescind a Notice of Conversion pursuant to Section 6(c)(i) above, the Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series B Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares. Nothing herein shall limit a Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and such Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief; provided that Holder shall not receive duplicate damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein. The exercise of any such rights shall not prohibit a Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

(iii) Compensation for Buy-In on Failure to Timely Deliver Shares Upon Conversion. If the Corporation fails to effect a DWAC Delivery that represents shares of Common Stock by the Share Delivery Date pursuant to Section 6(c)(i) (other than a failure caused by incorrect or incomplete information provided by Holder to the Corporation), and if after such Share Delivery Date such Holder is required to or otherwise purchases (in an open market transaction or otherwise), shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which such Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Corporation shall (A) pay in cash to such Holder (in addition to any other remedies available to or elected by such Holder) the amount by which (x) such Holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such Holder, either reissue (if surrendered) the shares of Series B Preferred Stock equal to the number of shares of Series B Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i). For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Series B Preferred Stock with respect to which the actual sale price (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Corporation shall be required to pay such Holder $1,000. The Holder shall provide the Corporation written notice, within three (3) Trading Days after the occurrence of a Buy-In, indicating the amounts payable to such Holder in respect of such Buy-In together with applicable confirmations and other evidence reasonably requested by the Corporation. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Corporation’s failure to timely effect a DWAC Delivery representing shares of Common Stock upon conversion of the shares of Series B Preferred Stock as required pursuant to the terms hereof; provided, however, that the Holder shall not be entitled to both (i) require the reissuance of the shares of Series B Preferred Stock submitted for conversion for which such conversion was not timely honored and (ii) receive the number of shares of Common Stock that would have been issued if the Corporation had timely complied with its delivery requirements under Section 6(c)(i).

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(d) Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will, at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series B Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders of the Series B Preferred Stock, not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments of Section 7) upon the conversion of all outstanding shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid, non-assessable and free and clear of all liens and other encumbrances.

(e) Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of the Series B Preferred Stock. As to any fraction of a share of Common Stock which a Holder would otherwise be entitled to receive upon such conversion, the Corporation shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Series B Conversion Price.

(f) Transfer Taxes. The issuance of book entry notations for shares of the Common Stock upon conversion of the Series B Preferred Stock shall be made without charge to any Holder for any documentary stamp or similar taxes that may be payable in respect of the issue of such book entry notation, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance of such book entry notation upon conversion in a name other than that of the registered Holder(s) of such shares of Series B Preferred Stock, and the Corporation shall not be required to issue such book entry notation unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(g) Status as Stockholder. Upon each Conversion Date and Mandatory Conversion Date: (i) the shares of Series B Preferred Stock being converted shall be deemed converted into shares of Common Stock; and (ii) the Holder’s rights as a holder of such converted shares of Series B Preferred Stock shall cease and terminate, excepting only the right to receive book entry notations for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Corporation to comply with the terms of this Certificate of Designation. In all cases, the Holder shall retain all of its rights and remedies for the Corporation’s failure to convert Series B Preferred Stock.

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Section 7. Certain Adjustments.

(a) Stock Dividends and Stock Splits. If the Corporation, at any time while any shares of Series B Preferred Stock are outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock with respect to the then outstanding shares of Common Stock; (ii) subdivides outstanding shares of Common Stock into a larger number of shares; or (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, then the Series B Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event (excluding any treasury shares of the Corporation). Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(b) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Issuance Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property, then and in each such event the Holders of Series B Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if all outstanding shares of Series B Preferred Stock had been converted into Common Stock on the date of such event.

(c) Adjustment for Merger or Reorganization, etc. Subject to the provisions of Section 5, if there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Corporation in which the Common Stock (but not the Series B Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Section 7(a) or Section 7(b)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, each share of Series B Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred Stock immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Corporation) shall be made in the application of the provisions in this Certificate of Designation with respect to the rights and interests thereafter of the Holders of the Series B Preferred Stock, to the end that the provisions set forth in this Certificate of Designation (including provisions with respect to changes in and other adjustments of the Series B Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

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(d) Calculations. All calculations under this Certificate of Designation shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

(e) Notice to the Holders.

(i) Adjustment to Series B Conversion Price. Whenever the Series B Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Series B Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(ii) Other Notices. If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any Liquidation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) consent of the Holders of Series B Preferred Stock is required pursuant to Section 4(c) or Section 4(d), then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of Series B Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least ten (10) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, Liquidation or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.

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Section 8. Miscellaneous.

(a) Lost or Mutilated Stock Certificates. If a Holder’s certificate representing shares of Series B Preferred Stock shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, if requested by the Holder, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Series B Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership thereof, reasonably satisfactory to the Corporation and, in each case, customary and reasonable indemnity, if requested, without the requirement to post a bond. Applicants for a new certificate under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Corporation may prescribe, without the requirement to post a bond.

(b) Waiver. Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders. The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation. Any waiver by the Corporation or a Holder must be in writing. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the Holders of Series B Preferred Stock granted hereunder may be waived as to all shares of Series B Preferred Stock (and the Holders thereof) upon the written consent of the Holders of at least seventy-five percent (75%) of the shares of Series B Preferred Stock (voting as a single class) then outstanding, unless a higher percentage is required by the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

(c) Severability. If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

(d) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(e) Headings. The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

(f) Status of Converted Series B Preferred Stock. If any shares of Series B Preferred Stock shall be converted or redeemed by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

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IN WITNESS WHEREOF, Interpace Biosciences, Inc., has caused this Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock to be executed by its duly authorized officer this __ day of January, 2020.

INTERPACE BIOSCIENCES, INC.

By:
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

[Signature Page to Certificate of Designation]

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER

IN ORDER TO CONVERT SHARES OF SERIES B PREFERRED STOCK)

The undersigned Holder hereby irrevocably elects to convert the number of shares of Series B Preferred Stock indicated below, represented by stock certificate No(s). _____ (the “Preferred Stock Certificates”), into shares of common stock, par value $0.01 per share (the “Common Stock”), of Interpace Biosciences, Inc., a Delaware corporation (the “Corporation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Capitalized terms utilized but not defined herein shall have the meaning ascribed to such terms in that certain Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) filed by the Corporation with the Delaware Secretary of State on January [•], 2020.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series B Preferred Stock owned prior to Conversion:

Number of shares of Series B Preferred Stock to be Converted:

Number of shares of Common Stock to be Issued:

Address for delivery of physical certificates:

Or

for DWAC Delivery:

DWAC Instructions:

Broker no:

Account no:

HOLDER

By:
Name:
Title:
Date:

Exhibit B

Form of Investor Rights Agreement

B-1

AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this “Agreement”) is entered into as of January [●], 2020, by and among Interpace Biosciences, Inc., a Delaware corporation (the “Company”), 1315 Capital II, L.P., a Delaware limited partnership (including its successors and assigns, “1315 Capital”) and Ampersand 2018 Limited Partnership, a Delaware limited partnership (including its successors and assigns, “Ampersand” and, together with 1315 Capital, the “Investors” and each an “Investor”).

WHEREAS, the Company and the Investors are parties to a Securities Purchase and Exchange Agreement, dated as of January 10, 2020 (the “Securities Purchase Agreement”), pursuant to which on the date hereof (a) the Company issued, sold and delivered to the Investors, and the Investors purchased and acquired from the Company, pursuant to the terms and subject to the conditions set forth therein, an aggregate of 20,000 shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Shares”) and (b) the Company issued and delivered 27,000 Series B Shares to Ampersand in exchange for Ampersand’s 270 shares of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Shares”), representing all issued and outstanding Series A Shares, pursuant to the terms and subject to the conditions set forth therein;

WHEREAS, Series B Shares have the designation, powers, preferences and rights, and the qualifications, limitations and restrictions, as specified in the Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”), attached as an exhibit to the Securities Purchase Agreement.

WHEREAS, the Series B Shares are convertible into shares of the Company’s common stock, par value $0.01 per share (“Common Shares”) pursuant to the Certificate of Designation; and

WHEREAS, the Company and the Investors desire to amend and restate that certain Investor Rights Agreement, dated as of July 15, 2019, among the Company and Ampersand in order to establish certain terms and conditions concerning the rights of and restrictions on the Investors with respect to the ownership of the Series B Shares and other capital stock of the Company, and it is a condition of the closing of the transactions contemplated by the Securities Purchase Agreement that the Company and the Investors execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“1315 Capital Confidentiality Agreement” means that certain Non-Disclosure Agreement, dated as of November 22, 2019, between the Company and 1315 Capital LLC.

“Addendum Agreement” is defined in Section 9.2.

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“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided that the following Persons shall not be deemed to be Affiliates of any of the Investors or any of their respective Affiliates: (a) the Company and its subsidiaries and (b) any portfolio company in which any of the Investors or any of their respective Affiliates has an investment (whether debt or equity) or any of such portfolio companies’ controlled Affiliates, so long as, in the case of this clause (b), such Person shall not have been acting on behalf of or at the direction of any of the Investors or any of their respective Affiliates or received any Confidential Information from or on behalf of any of the Investors; provided, however, clause (b) shall not apply to the use of the word “Affiliate” in the definition of Investor Parties. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Ampersand Confidentiality Agreement” means that certain Letter Agreement, dated as of February 15, 2019, between the Company and Ampersand Management, LLC.

“as converted basis” means with respect to the outstanding Common Shares as of any date, all outstanding Common Shares calculated on a basis in which all Common Shares issuable upon conversion of the outstanding Series B Shares (at the “Series B Conversion Price” in effect on such date as set forth in the Certificate of Designation), are assumed to be outstanding as of such date.

Any Person shall be deemed to “beneficially own”, to have “beneficial ownership” of, or to be “beneficially owning” any securities (which securities shall also be deemed “beneficially owned” by such Person) that such Person is deemed to “beneficially own” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act; provided that any Person shall be deemed to beneficially own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately, within 60 days or otherwise (including assuming conversion of all Series B Shares owned by such Person to Common Shares).

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person, and with respect to the Company includes, without limitation, any and all Common Shares and Series B Shares.

“Closing Date” means the date of this Agreement.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Common Shares” is defined in the recitals to this Agreement.

“Company” is defined in the preamble to this Agreement.

“Company Board” means the Board of Directors of the Company.

“Demand Registration” is defined in Section 2.1.1.

“Demand Takedown” is defined in Section 2.3.4.(a).

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“Demanding Holder” is defined in Section 2.1.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Equity Securities” means, with respect to any Person, (x) any shares of Capital Stock of such Person, (y) any rights, options, warrants or similar securities to subscribe for, purchase or otherwise acquire any shares of Capital Stock of such Person, and (z) Capital Stock or other equity securities directly or indirectly convertible into or exercisable or exchangeable for any shares of Capital Stock of such Person, excluding, for all purposes, any debt, including, without limitation, any debt convertible into any of the foregoing described in clauses (x) through (z).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Exempted Securities” means (a) Common Shares, options or convertible securities issued as a dividend or distribution on Series B Shares; (b) Common Shares, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on Common Shares; (c) Common Shares or options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved by the Company Board, including the approval of at least one Investor Director; (d) Common Shares or convertible securities actually issued upon the exercise of options or Common Shares actually issued upon the conversion or exchange of convertible securities, in each case, provided such issuance is pursuant to the terms of an option or convertible security that is issued and outstanding prior to the Closing Date.

“GAAP” means United States generally accepted accounting principles, as in effect from time to time, consistently applied.

“Governmental Authority” any United States or non-United States (i) federal, national, regional, state, provincial, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity, any self-regulatory authority, public utility and any supra-national organization, state, county, city or other political subdivision and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including any public arbitral tribunal, arbitrator or mediator.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Independent Director” is defined in Section 6.1.1.

“Investor” and “Investors” are defined in the preamble to this Agreement.

“Investor Directors” is defined in Section 6.1.1.

“Investor Indemnified Party” is defined in Section 4.1.

“Investor Parties” means, as applicable, each of the Investors and any of their respective Affiliates, including Affiliates to whom Series B Shares or Common Shares are transferred pursuant to and in accordance with this Agreement.

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“Law” means all applicable constitutions, treaties, statutes, laws (including common law), orders, ordinances, regulations, codes, rules, legally binding regulatory policy statements, binding standards or guidance, or general binding directives or decrees enacted, adopted or applied by any and all Governmental Authorities.

“Lock-Up Parties” is defined in Section 2.4.4.

“Lock-Up Period” means the period commencing on the Closing Date and ending one hundred and eighty (180) days following the Closing Date.

“Marketed Takedown” shall mean a Underwritten Takedown that is a fully marketed underwritten offering that requires Company management to participate in “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 9.3.

“Observer” is defined in Section 6.2.

“Participation Portion” means a fraction the numerator of which is the aggregate number of Common Shares issuable upon the conversion of the Series B Shares held by an Investor as of the date of the Pre-Emptive Right Notice, and the denominator of which is the aggregate number of Common Shares issued and outstanding as of the date of the Pre-Emptive Right Notice, assuming for such purposes that all Series B Shares have been converted into Common Shares in accordance with their terms as of such date.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity not specifically listed herein.

“Piggy-Back Registration” is defined in Section 2.2.1.

“Pre-Emptive Right Notice” is defined in Section 7.1.1.

“Registrable Securities” means (i) any Series B Shares, (ii) any Common Shares issued upon the conversion of the Series B Shares and (iii) any other Common Shares hereafter acquired by the Investors (and any other securities issued or issuable to the Investors with respect to the securities referred to in clauses (i), (ii) and (iii) by way of any share split, share dividend or other distribution, recapitalization, share exchange, share reconstruction, amalgamation, contractual control arrangement or similar event). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred or disposed of pursuant to such Registration Statement; (b) upon an Investor’s request in writing, (i) such securities shall have been otherwise transferred pursuant to such written request, (ii) new certificates for them or registered in such alternative form, in each case not bearing a legend restricting further transfer, shall have been delivered by the Company in accordance with such written request and (iii) subsequent public distribution of them shall not require registration under the Securities Act and is permitted under Rule 144A without any volume, manner-of-sale or other conditions; or (c) such securities shall have ceased to be outstanding. The parties hereto acknowledge that the inclusion of “any Series B Shares” in the definition of “Registrable Securities” is intended solely to facilitate any registration of Common Shares and that, in the event the Investors have no rights under this Agreement to effect any public offering of Series B Shares.

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“Registration” means a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8 or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Requesting Holder” is defined in Section 2.3.4(a).

“Resale Shelf Registration Statement” is defined in Section 2.3.1.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Securities Purchase Agreement” is defined in the recitals to this Agreement.

“Selling Holders” is defined in Section 2.3.4(a)(ii).

“Short Sales” include, without limitation, (i) all “short sales” as defined in Rule 200 promulgated under Regulation SHO, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, “put equivalent positions” (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and (ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Shares).

“Standstill Period” means the period commencing on the Closing Date and ending on the first (1st) anniversary of the Closing Date.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement, as amended or supplemented.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. Subject to Section 2.4, at any time and from time to time beginning one year following the Closing Date, any Investor or a group of Investors may make a written demand to require the Company to effect the Registration under the Securities Act of all or any portion of their Registrable Securities, as applicable, on Form S-1 or any similar long-form Registration or, if then available, on Form S-3; provided that the Registrable Securities included in such demand have an estimated aggregate market value of not less than $5,000,000. Each registration requested pursuant to this Section 2.1.1 is referred to herein as a “Demand Registration”. Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will notify all Investors that are holders of Registrable Securities of the demand, and each such holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each such holder including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify the Company within fifteen (15) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Sections 2.1.4 and 3.4 and the provisos set forth in Section 3.1.1.

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2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto (including the Company’s maintaining effectiveness for the duration of the Effectiveness Period (as defined below)); provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other Governmental Authority or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the Demanding Holders holding seventy-five percent (75%) of the Registrable Securities covered by such Registration Statement thereafter elect to continue the offering; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If the Demanding Holders so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting and the Company shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by the holders initiating the Demand Registration.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Shares which the Company desires to sell and the Common Shares, if any, as to which registration has been requested pursuant to valid written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (pro rata in accordance with the number of shares held by each such Person) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Common Shares that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Common Shares for the account of other persons that the Company is obligated to register pursuant to valid written contractual arrangements with such persons, as to which “piggy-back” registration has been requested by the holders thereof (pro rata in accordance with the number of shares held by each such person) that can be sold without exceeding the Maximum Number of Shares.

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2.1.5 Withdrawal. The Demanding Holders holding seventy-five percent (75%) of the Registrable Securities covered by such Registration Statement shall have the right to require the Company to abandon or withdraw such Registration Statement by giving written notice to the Company and the managing Underwriter or Underwriters of such request prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. In such case, the abandoned or withdrawn registration shall not count for purposes of the number of Demand Registrations permitted pursuant to Section 2.4.1 if (i) more than 20% of the Registrable Securities requested by such Demanding Holders to be included in such registration are not or would not have been so included or (ii) a material adverse change in the Company’s business, operations, financial condition, operating results or prospects or the price to the public at which the Registrable Securities are proposed to be sold in such registration has occurred; provided that if such Demanding Holders require the Company to abandon or withdraw such Registration Statement for any other reason, the abandoned or withdrawn registration shall also not count for purposes of the number of Demand Registrations permitted pursuant to Section 2.4.1 if such Demanding Holders reimburse the Company for the Demanding Holders’ costs associated with the abandoned or withdrawn registration.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time from time to time, the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.3), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) days following receipt of such notice (a “Piggy-Back Registration”). Subject to receipt of the information from the holders of Registrable Securities set forth in Section 3.4, the Company shall cause such Registrable Securities to be included in such registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The Company and all holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

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2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the holders of Registrable Securities in writing that the dollar amount or number of Common Shares which the Company desires to sell, taken together with Common Shares, if any, as to which registration has been demanded pursuant to valid written contractual arrangements with persons other than the holders of Registrable Securities hereunder and the Registrable Securities as to which registration has been requested under this Section 2.2, exceeds the Maximum Number of Shares, then the Company shall include in any such registration:

(a) If the registration is undertaken for the Company’s account: (A) first, the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Shares or other securities, if any, comprised of Registrable Securities, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares, pro rata based on the total number of Registrable Securities held by the Investors; and (C) third, to the extent that the Maximum Number of shares has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities for the account of other persons that the Company is obligated to register pursuant to valid written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares; and

(b) If the registration is a “demand” registration undertaken at the demand of persons other than the holders of Registrable Securities, (A) first, the Common Shares or other securities for the account of the demanding persons and the holders of Registrable Securities exercising their piggy-back registration rights pursuant to the terms hereof, pro rata based on the total number of fully diluted Common Shares held by such selling holders, that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Shares or other securities for the account of other persons that the Company is obligated to register pursuant to valid written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.2.3 Withdrawal. Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. With respect to registrations not initiated by holders of Registrable Securities and to which such holders are participating solely through their piggy-back registration rights, the Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to valid written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3 Resale Shelf Registration Rights.

2.3.1 Registration Statement Covering Resale of Registrable Securities. On or prior to the first anniversary of the Closing Date, upon the written demand of an Investor or group of Investors and subject to receipt of the information from the holders of Registrable Securities set forth in Section 3.4, the Company shall promptly effect an effective Registration Statement permitting offerings to be made on a continuous basis pursuant to Rule 415 under the Securities Act registering the resale from time to time by Investors of all of the Registrable Securities held by or then-issuable to the Investors (the “Resale Shelf Registration Statement”). The Company will notify all Investors that are holders of Registrable Securities of the demand and that they will include in the Resale Shelf Registration Statement such Investor’s Registrable Securities. The Resale Shelf Registration Statement shall be on Form S-3 or another appropriate form permitting Registration of such Registrable Securities for resale by such Investors. If, on the date that the Resale Shelf Registration Statement is filed, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”), then the Company shall file the Resale Shelf Registration Statement as an automatic shelf registration statement (as defined in Rule 405 under the Securities Act), which shall be effective upon the filing thereof. If the Company is not a WKSI on the date of the written demand, the Company shall make the initial filing of the Resale Shelf Registration Statement within forty-five (45) days of receipt of the written demand. Once the Resale Shelf Registration Statement is effective, the Company shall use commercially reasonable efforts to keep the Resale Shelf Registration Statement continuously effective under the Securities Act at all times until the expiration of the Effectiveness Period. If any Registrable Securities are outstanding at the expiration of the Effectiveness Period, the Company is obligated to file and make effective a subsequent Resale Shelf Registration Statement on or prior to the expiration of the Effectiveness Period in accordance with this Section 2.3.1 registering the resale from time to time by Investors of all of the Registrable Securities held by or then issuable to the Investors.

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2.3.2 Notification and Distribution of Materials. The Company shall notify the Investors in writing of the effectiveness of the Resale Shelf Registration Statement and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Investors may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

2.3.3 Amendments and Supplements. Subject to the provisions of Section 2.3.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period.

2.3.4 Notice of Certain Events. The Company shall promptly notify the Investors in writing of any request by the Commission for any amendment or supplement to, or additional information in connection with, the Resale Shelf Registration Statement required to be prepared and filed hereunder (or prospectus relating thereto). The Company shall promptly notify each Investor in writing of the filing of the Resale Shelf Registration Statement or any prospectus, amendment or supplement related thereto or any post-effective amendment to the Resale Shelf Registration Statement and the effectiveness of any post-effective amendment.

(a) If the Company shall receive a request from one or more holders of Registrable Securities (the requesting holder(s) shall be referred to herein as the “Requesting Holder”), provided that the estimated aggregate market value of the Registrable Securities is at least $5,000,000 for a Marketed Takedown, that the Company effect an Underwritten Takedown of all or any portion of the Requesting Holder’s Registrable Securities, and specifying the intended method of disposition thereof (including whether such Underwritten Takedown is intended to be a Marketed Takedown), then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) at least five (5) Business Days prior to the anticipated filing date of the prospectus or supplement relating to such Demand Takedown to the other Investors and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i) subject to the restrictions set forth in Section 2.1.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.3.4(a), and

(ii) subject to the restrictions set forth in Section 2.1.4, all other Registrable Securities that any holders of Registrable Securities (all such holders, together with the Requesting Holder, the “Selling Holders”) have requested the Company to offer by request received by the Company within two (2) Business Days after such holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

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(b) Promptly after the expiration of the two (2) Business Day period referred to in Section 2.3.4(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c) If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (on a pro rata basis based on the total number of Registrable Securities held by such Selling Holders, subject to a determination by the Commission that certain Selling Holders must be reduced first based on the number of Registrable Securities held by such Selling Holders).

2.3.5 Selection of Underwriters. Selling Holders holding seventy-five percent (75%) of the Registrable Securities requested to be sold in an Underwritten Takedown shall have the right to select an Underwriter or Underwriters in connection with such Underwritten Takedown, which Underwriter or Underwriters shall be reasonably acceptable to the Company (which consent shall not be unreasonably withheld, conditioned or delayed). In connection with an Underwritten Takedown, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Underwritten Takedown, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

2.4 Registration Rights Limitations.

2.4.1 The Company shall not be obligated to effectuate more than an aggregate of two (2) Demand Registrations.

2.4.2 The Company shall not be obligated to effectuate more than (i) two (2) Marketed Takedowns in any 365-day period or (ii) an aggregate of two (2) Marketed Takedowns.

2.4.3 For so long as a Resale Shelf Registration Statement is effective with respect to all Registrable Securities of an Investor and such Investor is able to sell its Registrable Securities in a takedown offering pursuant to such Resale Shelf Registration Statement, such Investor’s right to make a Demand Registration of such Registrable Securities pursuant to Section 2.1 is suspended.

2.4.4 If any sale of Registrable Securities shall be effected by means of an underwritten offering, (a) each of the Investors, the members of the Company Board and the executive officers of the Company (collectively, the “Lock-Up Parties”) shall enter into a customary “lock-up” agreement (which lock-up agreements shall contain identical terms) in favor of the underwriters and (b) neither the Company nor any Lock-Up Party shall effect any public sale or distribution of any of the Company’s securities (except as part of such underwritten offering), including any sale pursuant to Rule 144 or by entering into any swap, hedge or other arrangement that transfers, in whole or in part, the economic consequence of ownership of such securities, during the ten (10) Business Days prior to, and continuing for ninety (90) Business Days after, the date of the pricing of such underwritten offering (unless the underwriters, the Company and the Investors agree on a different time period). The foregoing notwithstanding, no Lock-Up Party shall be required to terminate an existing 10b5-1 plan or to cease sales under any such plan. No Lock-Up Party holding any class of securities subject to this Section 2.4.4 shall be released from any obligation under any agreement, arrangement or understanding entered into with respect to this Section 2.4.4 unless the Investors are also released.

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2.4.5 The Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any security of the Company giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the holders of Registrable Securities hereunder, or which would reduce the amount of Registrable Securities such holders can include in any (i) registration statement filed pursuant to Sections 2.1 and 2.3.1 hereunder or (ii) Underwritten Takedown pursuant to Section 2.3.4 hereunder, unless such rights are subordinate to those of the holders of Registrable Securities.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the registration of any Registrable Securities pursuant to Section 2, the Company shall use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall use its commercially reasonable efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its commercially reasonable efforts to cause such Registration Statement to become effective and use its commercially reasonable efforts to keep it effective for the Effectiveness Period; provided, however, that the Company shall have the right to defer any Demand Registration for up to forty-five (45) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the chief executive officer and chief financial officer of the Company stating that, in the good faith judgment of the Company Board, if the Registration Statement were to be effected at such time, it would (i) materially interfere with a bona fide material acquisition, corporate organization or other similar transaction involving the Company or (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, the premature disclosure of which would materially adversely affect the Company; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso for more than a total of ninety (90) days in any 365-day period.

3.1.2 Copies. The Company shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus) and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

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3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until the date on which all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon.

3.1.5 Securities Laws Compliance. The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such registration statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

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3.1.7 Comfort Letter. The Company shall obtain a “cold comfort” letter from the Company’s independent registered public accountants in the event of an underwritten offering, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and as are reasonably satisfactory to participating holders holding seventy-five percent (75%) of the Registrable Securities included in such offering.

3.1.8 Opinions. On the date the Registrable Securities are delivered for sale pursuant to any Registration or Underwritten Takedown, the Company shall obtain an opinion, dated such date, of one (1) counsel representing the Company for the purposes of such Registration, addressed to the holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the holders, placement agent, sales agent or Underwriter may reasonably request and as are customarily included in such opinions, and as are reasonably satisfactory to participating holders holding seventy-five percent (75%) of the Registrable Securities included in such offering.

3.1.9 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.10 Records. Upon execution of confidentiality agreements, the Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any of them in connection with such Registration Statement.

3.1.11 Listing. The Company shall use its commercially reasonable efforts to cause all Registrable Securities included in any Registration Statement to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.2 Obligation to Suspend Distribution. Upon receipt of any written notice from the Company of the happening of any event of the kind described in Section 3.1.4(iv), or, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company Board, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such holder will deliver to the Company all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

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3.3 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with the Resale Shelf Registration Statement pursuant to Section 2.3, any Demand Registration pursuant to Section 2.1, any Demand Takedown pursuant to Section 2.3.4(a), any Piggy-Back Registration pursuant to Section 2.2, any other distribution pursuant to the terms hereof and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company; (viii) the fees and expenses of any special experts retained by the Company in connection with such registration and (ix) the reasonable fees and expenses of one (1) legal counsel selected by participating holders holding seventy-five percent (75%) of the Registrable Securities included in such Registration or offering. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders.

3.4 Information. The holders of Registrable Securities shall promptly provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act and in connection with the Company’s obligation to comply with applicable state securities laws, including each participating holder delivering to the Company a fully completed and duly executed Selling Stockholder Questionnaire, a form of which is attached hereto as Exhibit B.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “issuer information” (as defined in Rule 433 under the Securities Act) or any “road show” (as defined in Rule 433 under the Securities Act), or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “road show” (as defined in Rule 433 under the Securities Act) in reliance upon and in conformity with information furnished to the Company, in writing, by such selling holder expressly for use therein.

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4.2 Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities will severally, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless the Company, each of its directors and officers against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, any “free writing prospectus” (as defined in Rule 405 under the Securities Act), or any “issuer information” (as defined in Rule 433 under the Securities Act) or any “road show” (as defined in Rule 433 under the Securities Act), or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling holder expressly for use therein, and shall reimburse the Company, its directors and officers for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Sections 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one (1) such separate counsel, which counsel is reasonably acceptable to the Indemnifying Party) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4.2 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraphs shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5. UNDERWRITING AND DISTRIBUTION.

5.1 Rule 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

6. BOARD OF DIRECTORS MATTERS.

6.1 Directors.

6.1.1 The Company Board will take the actions necessary such that, effective as of the Closing Date, the Company Board shall be comprised of:

(a) two (2) Class I Directors, (i) one of whom shall qualify as an “independent director” under Rule 5605(a)(2) of the of the listing rules of the Nasdaq Stock Market (or any successor rule) or under any similar rule promulgated by such other exchange on which the Company’s securities are then listed or designated (such director, an “Independent Director”), and shall initially be Stephen J. Sullivan and (ii) one of whom shall be designated by Ampersand and shall initially be Eric Lev;

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(b) three (3) Class II Directors, (i) one of whom shall be an Independent Director designated by Ampersand and shall initially be Robert Gorman, (ii) one of whom shall be an Independent Director designated by 1315 at a future date, and (iii) one of whom shall be designated by 1315 and shall initially be Edward Chan; and

(c) two (2) Class III Directors, (i) one of whom shall initially be Jack Stover, and (ii) one of whom shall be an Independent Director and shall initially be Dr. Joseph Keegan.

6.1.2 For so long as Ampersand holds at least sixty percent (60%) of the Series B Shares held by Ampersand as of the Closing Date, Ampersand shall be entitled to elect two (2) directors of the Company, provided that one (1) director elected by Ampersand must qualify as an Independent Director. For so long as Ampersand holds less than sixty percent (60%) of the Series B Shares held by Ampersand as of the Closing Date but at least forty percent (40%) of the Series B Shares held by Ampersand as of the Closing Date, Ampersand shall be entitled to elect one (1) director of the Company. Each director elected pursuant to this Section 6.1.2 is referred to herein as an “Ampersand Director.”

6.1.3 For so long as 1315 Capital holds at least sixty percent (60%) of the Series B Shares held by 1315 Capital as of the Closing Date, 1315 Capital shall be entitled to elect two (2) directors of the Company, provided that one (1) director elected by 1315 Capital must qualify as an Independent Director. For so long as 1315 Capital holds less than sixty percent (60%) of the Series B Shares held by 1315 Capital as of the Closing Date but at least forty percent (40%) of the Series B Shares held by 1315 Capital as of the Closing Date, 1315 Capital shall be entitled to elect one (1) director of the Company. Each director elected pursuant to this Section 6.1.3 is referred to herein as a “1315 Capital Director” and, together with the Ampersand Director, the “Investor Directors.”

6.1.4 From and after the Closing Date, subject to the rules and regulations regarding director independence of the Nasdaq Stock Market or such other exchange on which the Company’s securities are then listed or designated, one (1) Ampersand Director and one (1) 1315 Capital Director shall have the right to serve on each and every committee of the Company Board.

6.2 Observation Rights. From and after the Closing Date, 1315 Capital shall have the right to designate one (1) representative, who shall initially be Adele Oliva, to attend all meetings of the Company Board and any committees or sub-committees thereof in a nonvoting observer capacity (a “Observer”) and Ampersand shall have right to designate two (2) Observers, who shall initially be Herb Hooper and Laurence McCarthy; provided, that the Observers can be excluded from any meeting of any committee or sub-committee of the Company Board at the sole discretion of such committee or sub-committee for any reason.

6.3 Compensation; D&O Insurance; Indemnification. The Company shall reimburse each Investor Director and Observer for his or her reasonable out-of-pocket expenses incurred for the purpose of attending each meeting of the Company Board or any committee thereof in accordance with the Company’s reimbursement policy in effect from time to time for non-employee directors (such policy being deemed to apply to an Observer as if he or she were a member of the Company Board). Each Investor Director shall be entitled to the same benefits and other rights (other than compensation) provided to any other non-executive director, including benefits and coverage under any director and officer insurance policy maintained by the Company. Promptly following the appointment or election of any Investor Director, the Company and such Investor Director shall enter into an indemnification agreement on terms substantially similar to the terms of indemnification agreements that the Company has entered into with any other non-executive director. The Company shall enter into an indemnification agreement at least as favorable as the indemnification agreements entered into with any other non-executive director after the Closing Date with any other individual that becomes an Investor Director, if and as applicable.

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6.4 Information Rights. From and after the Closing Date, the Company shall deliver to the Investor Directors and Observers, as applicable, and the Investors (for the benefit of the Investors) copies of all written information (including, without limitation, board packages, notices, minutes, consents, budgets, business plans, financial forecasts, financial statements (audited or unaudited, with or without footnotes), operating reports and any other materials to the extent and in the manner and form provided to the Company Board or any committee or sub-committee thereof or in any periodic information required to be delivered to any lender to the Company or any of its subsidiaries, in each case, at the same time such information is provided to the Company Board (or any committee or sub-committee thereof) or any such lender). The Investor Directors, Observers and/or Investor may, in its, his or her sole discretion, request that delivery of such written information and materials not be provided to it, him or her at any time; provided, however, that refusal of any one or more deliveries shall not be deemed to be an ongoing waiver or amendment of the Company’s obligations and/or each of the Investor Director’s, Observer’s or Investor’s rights pursuant to this Section 6.5.

6.5 Confidentiality. Ampersand agrees to keep confidential “Evaluation Material” (as defined in the Ampersand Confidentiality Agreement) and 1315 Capital agrees to keep confidential “Confidential Information” (as defined in the 1315 Capital Confidentiality Agreement) received prior to the date hereof and all proprietary and all non-public information regarding the Company and its subsidiaries received pursuant to Section 6.5 (the “Confidential Information”), and in each case not to disclose or reveal any such Confidential Information to any Person without the prior written consent of the Company; provided, however, that Confidential Information may be disclosed by any Investor to its members, directors, managers, officers, employees, debt financing sources, potential purchasers of Equity Securities from any Investor Party with respect to transfers that would be permitted pursuant to Section 8.3, consultants, agents, advisors and representatives, including the Investor Directors and Observers (collectively, “Permitted Representatives”) who need to know such Confidential Information for the purpose of evaluating, monitoring or taking any other action with respect to the investment by any Investor in any Series B Shares or Common Shares issued or issuable upon conversion of any Series B Shares pursuant to the Certificate of Designation, and agree to cause such Permitted Representatives to observe the terms of this Section 6.6; provided, that nothing herein shall prevent any Investor or any Permitted Representative from disclosing any Confidential Information that (1) is or becomes generally available to the public other than as a result of any act or omission by an Investor or such Permitted Representative in violation of this Section 6.6, (2) was available to any Investor or Permitted Representative on a non-confidential basis prior to disclosure to any Investor or Permitted Representative by the Company or its representatives, (3) becomes available to any Investor or Permitted Representatives from a source other than the Company or its representatives when such source is entitled, to the knowledge of such Investor, to make such disclosure without violating any fiduciary duty or any non-disclosure or confidentiality agreement, or (4) is required to be disclosed by law, rule or regulation (provided; that prior to such disclosure, the applicable Investor shall, unless prohibited by law, rule, regulation or order, promptly notify the Company of any such disclosure, use reasonable efforts to limit the disclosure requirements of such law or order, and maintain the confidentiality of such information to the maximum extent permitted by law, rule or regulation). If any Investor or Permitted Representative is requested or required (by oral questions, interrogatories, requests for information, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that such Investor will provide the Company with prompt written notice of such request(s) so that the Company may seek (at the Company’s sole cost) an appropriate protective order or other appropriate remedy and/or waive the Investor’s compliance with this Section 6.6. If, failing the entry of a protective order or the receipt of a waiver hereunder, any Investor or Permitted Representative is, after consultation with outside counsel, compelled to disclose Confidential Information, such Investor or Permitted Representative may disclose only that portion of such information that in the opinion of Investor’s counsel is legally required without liability hereunder; provided, that such Investor agrees to use commercially reasonable efforts to obtain, at the Company’s sole expense, assurance that confidential treatment will be accorded such information, including, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

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7. RIGHTS TO PURCHASE.

7.1 Right to Participate in Certain Sales of Additional Securities.

7.1.1 For so long as any shares of Registrable Securities remain outstanding, the Company agrees that it will not (and that it will cause its subsidiaries not to) sell or issue any shares of Capital Stock or Equity Securities, in each case, unless (x) the Company first submits a written notice (a “Pre-Emptive Right Notice”) to the Investors (for the benefit of the Investor Parties) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the “Proposed Securities”), including, to the extent applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price, timing (which shall be at least three (3) but no more than six (6) Business Days after the delivery or deemed delivery of such Pre-Emptive Right Notice to the Investor) and other terms of the proposed sale of such Proposed Securities; and (C) the amount of such Proposed Securities proposed to be issued; provided, that following the delivery of such notice, the Company shall deliver to the Investors (for the benefit of the Investor Parties) any such information the Investors may reasonably request in order to evaluate the proposed issuance, (y) it offers to issue and sell to the Investor Parties, on such terms as the Proposed Securities are issued and upon full payment by the Investor Parties, the lesser of (i) fifty percent (50%) of the Proposed Securities (to be allocated among the Investor Parties in proportion to their respective levels of ownership of Series B Shares as of the date of the Pre-Emptive Rights Notice) or (ii) the percentage of the Proposed Securities equal to the aggregate Participation Portions of the Investor Parties (to be allocated among the Investor Parties in proportion to their respective levels of ownership of Series B Shares as of the date of the Pre-Emptive Rights Notice); provided, however, that, subject to compliance with the terms and conditions set forth in Section 7.1.5, the Company shall not be required to offer to issue or sell to the Investor Parties the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties under Nasdaq Marketplace Rule 5635 unless such approval has been obtained (provided, further, however, that the Company shall still be obligated to provide written notice of such proposed issuance to the Investors (for the benefit of the Investor Parties), which notice shall include a description of the Proposed Securities (including the number thereof) that would require stockholder approval in respect of the issuance thereof).

7.1.2 The Investor Parties will have the option, exercisable by written notice delivered by the Investors (on behalf of the Investor Parties) to the Company, to accept the Company’s offer and commit to purchase any or all of the Proposed Securities offered to be sold by the Company to such Investor Parties, which notice must be given prior to the later of (x) five (5) Business Days after receipt of such notice from the Company and (y) two (2) Business Days prior to the proposed issuance date set forth in the Pre-Emptive Right Notice (the “Pre-Emptive Right Lapse Time”). If the Company offers two (2) or more securities as a unit to all other participants in the offering, the Investor Parties will be given the same choice as provided to other participants in the offering. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right; provided, however, that the closing of any purchase by any such Investor Party may be extended beyond the closing of the sale of the Proposed Securities giving rise to such preemptive right to the extent necessary to (i) obtain required approvals from any Governmental Authority or (ii) permit one or more Investor Parties to receive proceeds from calling capital pursuant to commitments made by its (or its affiliated investment funds’) limited partners. Upon the expiration of the offering period described above, the Company will be free to sell such Proposed Securities that the Investor Parties have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Investor Parties in the Pre-Emptive Right Notice delivered in accordance with Section 7.1.1. Any Proposed Securities offered or sold by the Company after such 60-day period must be reoffered to issue or sell to the Investor Parties pursuant to this Section 7.1; provided that, subject to compliance with the terms and conditions set forth in Section 7.1.5, the Company shall not be required to reoffer to the Investor Parties the portion of the Proposed Securities that would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under the under Nasdaq Marketplace Rule 5635 unless such approval has been obtained.

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7.1.3 The election by any Investor Party not to exercise its pre-emptive rights under this Section 7.1 in any one instance shall not affect its right as to any subsequent proposed issuance.

7.1.4 In the case of an issuance subject to this Section 7.1 for consideration in whole or in part other than cash, including securities acquired in exchange therefor, the consideration other than cash shall be deemed to be the “Fair Market Value” (as defined in the Certificate of Designation) thereof.

7.1.5 In the event that the Company is not required to offer or reoffer to an Investor Party any Proposed Securities because such issuance would require the Company to obtain stockholder approval in respect of the issuance of any Proposed Securities under Nasdaq Marketplace Rule 5635, the Company shall, upon the reasonable request of the Investors delivered to the Company in writing at or before the Pre-Emptive Right Lapse Time, at the Investors’ election (acting in its sole discretion):

(a) consider and discuss in good faith modifications proposed by the Investors to the terms and conditions of such portion of the Proposed Securities which would otherwise be issued to the Investor Party such that the Company would not be required to obtain stockholder approval in respect of the issuance of such Proposed Securities as so modified; and/or;

(b) take such actions as may be reasonably necessary to seek stockholder approval in respect of the issuance of any Proposed Securities to the Investor Parties, including without limitation, calling a special meeting of the Company’s stockholders to vote on (and including in the proxy statement related thereto) a proposal to authorize and approve potential equity issuances by the Company upon exercise of the Investor Parties’ rights pursuant to Section 7 which occur prior to the seven-year anniversary of such special meeting and a recommendation by the Company Board in favor of the approval of such proposal (providing the highest level of support for the approval of such proposal as the Company Board provides to any other proposal included in either such proxy statement or the proxy statement for the preceding year’s annual meeting of stockholders).

7.2 Exceptions. Notwithstanding the foregoing, the right to purchase granted to the Investor Parties under this Section 7 shall be inapplicable with respect to the issuance of Exempted Securities. The Company and the Investors also severally agree that, with respect to an underwritten offering of securities that is consummated within one year of the Closing Date, to the extent the offer and sale of any securities in such underwritten offering to any Investor Party pursuant to this Section 7 would not comply with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the Commission, then the Company shall not be required to make such an offer and sale in such underwritten offering to any Investor Party pursuant to this Section 7. In such event, the Company agrees that it will cooperate with the Investor Parties and will promptly take all actions to effect the offer and sale of securities to the Investor Parties in an alternative manner that complies with Rule 2010 of the Financial Industry Regulatory Authority Manual or applicable rules and regulations of the Commission so that the intents and purposes of this Section 7 are effectuated, including without limitation by offering the Investor Parties securities in a private transaction that provide the Investor Parties the opportunity to maintain their respective proportional stock ownership in the Company on a fully-diluted basis.

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8. COVENANTS.

8.1 Standstill. The Investors agree that during the Standstill Period, without the prior written approval of the Company or the Company Board, or as otherwise expressly permitted or contemplated by this Agreement (including Section 7) or the Certificate of Designation, each Investor will not and will cause its respective Affiliates not to acquire beneficial ownership of any securities (including in derivative form) of the Company, in each case excluding (x) the Series B Shares purchased or issued directly from the Company or Common Shares issuable upon conversion of the Series B Shares, and (y) any Capital Stock or other Equity Securities of the Company pursuant to or in accordance with the Certificate of Designation or Section 7 hereof.

8.2 Short Sales Prohibited. The Investors shall not engage, directly or indirectly, in any transactions in the Company’s securities (including, without limitation, any Short Sales involving the Company’s securities) during the period from the date hereof until the earlier of (i) the consummation of a Deemed Liquidation (as defined in the Certificate of Designation); and (ii) the date that Investor Parties do not own any Series B Shares or Common Shares issuable upon conversion of the Series B Shares.

8.3 Lock-Up. The Investors agree that during the Lock-Up Period, the Investors shall not transfer any Common Shares issuable upon conversion of the Series B Shares, except as part of a pledge by an Investor of the equity securities it acquires in any portfolio company that is made to secure indebtedness existing as of the date hereof for borrowed money incurred in connection with on-call commitments of such Investor’s limited partners (a “Permitted Pledge”) or to any Affiliate of such Investor.

8.4 Investor Consent Rights. For so long as any shares of the Series B Shares remain outstanding, the following actions may only be taken by the Company or any of its direct or indirect subsidiaries with the written consent of Investors representing at least seventy-five percent (75%) of the outstanding Series B Shares:

8.4.1 amend, waive, alter or repeal the preferences, rights, privileges or powers of the Series B Shares;

8.4.2 amend, alter or repeal any provision of the Certificate of Designation in a manner that is adverse to the holders of Series B Shares;

8.4.3 authorize, create or issue any equity securities senior to or pari passu with either series of the Series B Shares; or

8.4.4 increase or decrease the number of directors constituting the Company Board.

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8.5 Additional Investor Consent Rights. For so long as at least thirty percent (30%) of the Series B Shares outstanding as of the Closing Date remains outstanding (as equitably adjusted for any stock split, reverse stock split, recapitalization or similar event with respect to the Common Shares), the following actions may only be taken by the Company or any of its direct or indirect subsidiaries with the written consent with the consent of Investors representing at least seventy-five percent (75%) of the outstanding shares of Series B Shares:

8.5.1.1 (a) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (b) authorize, create or issue any debt securities for borrowed money or funded debt pursuant to which the Company or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions exceeding $4.5 million initially (the “Debt Threshold”), excluding, however: (i) any capitalized and operating leases entered into by the Company or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice and (ii) any debt incurred by the Company pursuant to the terms of the Company’s existing term loan and credit facility with Silicon Valley Bank; provided, that if the aggregate consolidated revenue recognized by the Company and its direct or indirect subsidiaries (the “Combined Revenue”) as reported by the Company on Form 10-K for any fiscal year ending after the Closing Date exceeds $45 million dollars, the Debt Threshold for the following fiscal year shall increase to an amount equal to: (i) ten percent (10%); multiplied by (ii) the Combined Revenue as reported by the Company on Form 10-K for the previous fiscal year;

8.5.1.2 merge with or acquire all or substantially all of the assets of one or more other companies or entities with a value in excess of $20 million (the “Acquisition Threshold”); provided, that the Acquisition Threshold shall increase on a straight line basis to an amount up to $40 million, but in no event greater than $40 million, to the extent Combined Revenue for the then-most recently completed quarterly period as reported by the Company on Form 10-K or Form 10-Q, as applicable, falls between the Combined Revenue for the Company’s fiscal quarter ended on September 30, 2019, and 100% greater than the Combined Revenue for the Company’s fiscal quarter ended on September 30, 2019;

8.5.1.3 materially change the nature of the business of the Company or any of its direct or indirect subsidiaries as it is proposed to be conducted as of the Closing Date;

8.5.1.4 consummate any Liquidation (as defined in the Certificate of Designation);

8.5.1.5 transfer, by sale, exclusive license or otherwise, material intellectual property rights of the Company or any of its direct or indirect subsidiaries, other than licenses, transfers or sales of products accomplished in the ordinary course of business consistent with past practice;

8.5.1.6 declare or pay any cash dividend or make any cash distribution on any equity interests of the Company other than the Series B Shares;

8.5.1.7 repurchase or redeem any shares of capital stock of the Company, except for: (a) the redemption of the Series B Shares pursuant to Section 5(d) of the Certificate of Designation; or (b) repurchases of Common Shares under agreements previously approved by the Company Board with employees, consultants, advisors or others who performed services for the Company or any direct or indirect subsidiary in connection with the cessation of such employment or service;

8.5.1.8 (a) incur any additional individual debt, indebtedness for borrowed money or other additional liabilities pursuant to which the Company or any of its direct or indirect subsidiaries issues shares, warrants or any other convertible security in the same transaction or a series of related transactions; or (b) incur any individual debt, indebtedness for borrowed money or other liabilities pursuant to which the Company or any of its direct or indirect subsidiaries does not issue shares, warrants or any other convertible security in the same transaction or a series of related transactions in excess of the Debt Threshold (in each case, excluding: (i) any capitalized and operating leases entered into by the Company or its direct or indirect subsidiaries in the ordinary course of business consistent with past practice; (ii) any debt incurred by the Company pursuant to the terms of the Company’s existing term loan and credit facility with Silicon Valley Bank; and (iii) any purchase money financing in connection with the acquisition of equipment or otherwise);

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8.5.1.9 change any accounting methods or practices of the Company or any of its direct or indirect subsidiaries, except for those changes required by GAAP or applicable regulatory agencies or authorities, including but not limited to the Securities and Exchange Commission and the Financial Accounting Standards Board, in each case, as consented to by the Company’s independent auditors; or

8.5.1.10 conduct a public offering of Common Shares registered with the Securities and Exchange Commission, including any at-the-market offering of the Company’s Common Shares.

8.6 Tax Treatment. The Company agrees that, except as otherwise required pursuant to a change in law applicable to the Series B Shares or a final determination (as defined in Section 1313(a) of the Code), (a) it will not treat the Series B Shares as “preferred stock” for purposes of Section 305 of the Code and (b) it will not treat any accrued or accumulated but undeclared dividends on the Series B Shares as a distribution pursuant to Section 305(c) of the Code.

8.7 Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction that may result in Investor, any other Investor Party and/or any Investor Director or Observer being deemed to have made a disposition of equity securities of the Company or derivatives thereof for purposes of Section 16 of the Exchange Act, and if such Investor Director is serving on the Company Board at such time or has served on the Company Board during the preceding six months (or if the Observers are serving in its capacity as such or has served in such capacity during the preceding six months): (i) the Company Board will pre-approve such disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting the Investor Parties’, the Investor Director’s and the Observer’s interests (for the Investor Parties and/or Observers, to the extent any Investor Party or the Observers may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and Common Shares or Series B Shares are, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition by any Investor Party and/or any Investor Director or Observer of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or associate or other designee of any Investor Party will serve on the board of directors (or its equivalent) of such other issuer, then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties, the Investor Directors and the Observers (for the Investor Parties and/or Observers, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

8.8 Corporate Actions. At any time that any Series B Share is outstanding, the Company shall:

8.8.1 take all action necessary to at all times have authorized, and reserved for the purpose of issuance from and after the Closing Date, the number of Common Shares issuable upon conversion of the Series B Shares in accordance with the terms of the Certificate of Designation; and

8.8.2 not effect any voluntary deregistration under the Exchange Act or any voluntary delisting with the Nasdaq Stock Market in respect of the Common Shares other than in connection with a Deemed Liquidation (as defined in the Certificate of Designation) pursuant to which the Company agrees to satisfy, or will otherwise cause the satisfaction, in full of its obligations under the Certificate of Designation.

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8.9 Voting. Each Investor shall vote all voting securities of the Company owned by such Investor, or over which such Investor has voting control, in favor of the election of any individual who is nominated by the Company’s Nominating and Corporate Governance Committee to serve as a director on the Company Board; provided that nothing in this Section 8.9 shall prevent an Investor from exercising its rights to designate and elect the Investor Directors as contemplated by Section 6.1. Each Investor’s obligations pursuant to this Section 8.9 shall terminate if such Investor is no longer entitled to designate or elect an Investor Director pursuant to Section 6.1.

9. MISCELLANEOUS.

9.1 Other Registration Rights and Arrangements. The Company represents and warrants that no person, other than the holders of the Registrable Securities, has any right to require the Company to register any of the Company’s share capital for sale or to include the Company’s share capital in any registration filed by the Company for the sale of shares for its own account or for the account of any other person. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement and in the event of any conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

9.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. Subject to Section 8.3, this Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any permitted transfer of Registrable Securities by any such holder; provided, that Sections 6.1 – 6.5, 7, 8.4, 8.5, 8.6, 8.7 and 8.9 shall not be transferable or assignable to the transferee of Registrable Securities that received such Registrable Securities upon foreclosure of a Permitted Pledge. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns and the holders of Registrable Securities and their respective successors and permitted assigns. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 9.2. The rights of a holder of Registrable Securities under this Agreement may be transferred by such a holder to a transferee; provided, however, that such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (an “Addendum Agreement”), and the transferor shall have delivered to the Company no later than thirty (30) days following the date of the transfer, written notification of such transfer setting forth the name of the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred. The execution of an Addendum Agreement shall constitute a permitted amendment of this Agreement.

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9.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email (provided the sender does not receive a machine-generated rejection of transmission) at the email address specified in this Section 9.3 prior to 5:00 P.M., New York City time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section 9.3 on a day that is not a Business Day or later than 5:00 P.M., New York City time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows (or to such other address or email address as such party shall have specified most recently by written notice):

If to the Company:

Interpace Biosciences, Inc.

Morris Corporate Center 1, Building C

300 Interpace Parkway, Parsippany, NJ 07054

Attention: Jack E. Stover, President and CEO

Email: jstover@interpace.com

With a copy to:

Pepper Hamilton LLP

620 Eighth Avenue, 37th Floor

New York Times Building

New York, NY 10018

Attention: Merrill M. Kraines, Esquire

Email: krainesm@pepperlaw.com

If to 1315 Capital:

1315 Capital II, L.P.

2929 Walnut Street, Suite 1240

Philadelphia, PA 19104

Attention: Adele C. Oliva, Founding Partner

Email: adele.oliva@1315capital.com

With a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

Attention: Joanne R. Soslow, Esquire

Email: joanne.soslow@morganlewis.com

If to Ampersand:

Ampersand 2018 Limited Partnership

c/o Ampersand Capital Partners

55 William Street, Suite 240

Wellesley, MA 02481

Attention: Dana L. Niles, Chief Operating Partner

Email: dln@ampersandcapital.com

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With a copy to:

Goodwin Procter LLP

100 Northern Avenue

Boston, MA 02210

Attention: James T. Barrett, Esq., and Jocelyn Arel, Esq.

Email: JBarrett@goodwinlaw.com and JArel@goodwinlaw.com

9.4 Severability; Amendments; Waivers. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. The provisions of this Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, only with the written agreement of holders holding seventy-five percent (75%) of the Registrable Securities covered hereby.

9.5 Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof that would result in the application of any law other than the laws of the State of Delaware. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of Wilmington in the State of Delaware. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of such courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.6 Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 9.5 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company nor the Investors would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.6 shall not be required to provide any bond or other security in connection with any such order or injunction.

9.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

9.8 Construction; Interpretation. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement; (ii) masculine gender shall also include the feminine and neutral genders, and vice versa; (iii) words importing the singular shall also include the plural, and vice versa; (iv) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (v) financial terms shall have the meanings given to such terms under GAAP unless otherwise specified herein; (vi) references to “$” or “dollar” or “US$” shall be references to United States dollars; (vii) where the context permits, the use of the term “or” will be non-exclusive and equivalent to the use of the term “and/or”; (viii) the word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; and (ix) if any action under this Agreement is required to be done or taken on a day that is not a Business Day or on which a government office is not open with respect to which a filing must be made, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.

9.9 Entire Agreement. This Agreement and the Securities Purchase Agreement (including all agreements entered into pursuant hereto and thereto and all certificates and instruments delivered pursuant hereto or thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

INTERPACE BIOSCIENCES, INC.

By:
Name:	Jack E. Stover
Title:	President & Chief Executive Officer

[Remainder of Page Intentionally Left Blank]

Signature Page to Investor Rights Agreement

INVESTORS:

Ampersand 2018 Limited Partnership

By:	AMP-18 Management Company Limited Partnership, its General Partner

By:	AMP-18 MC LLC, its General Partner

By:
Name:	Herbert H. Hooper
Title:	Managing Member

1315 CAPITAL II, L.P.

By:	1315 Capital Management II, LLC,
its General Partner

By:
Name:	Adele C. Oliva
Title:	Managing Member

Signature Page to Investor Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on __________________, 20___, by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Investor Rights Agreement, dated as of January [•], 2020 (the “Agreement”), by and among the Company and the Investors identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Common Shares of the Company (the “Shares”) [or other equity securities of the Company that are convertible, exercisable or exchangeable for Common Shares of the Company (the “Convertible Securities”)] as a transferee of such Shares [or Convertible Securities] from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares [or Convertible Securities] shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER:	ACCEPTED AND AGREED:

Print Name:	INTERPACE BIOSCIENCES, INC.

By:	By:

EXHIBIT B

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of the Series B Convertible Preferred Stock, par value $0.01 per share, of Interpace Biosciences, Inc., a Delaware corporation (the “Company”), is a party to that certain Amended and Restated Investor Rights Agreement, dated as of January [•], 2020, by and among the Company, 1315 Capital II, L.P., a Delaware limited partnership, Ampersand 2018 Limited Partnership, a Delaware limited partnership (the “Agreement”), and understands that the Company is obligated to file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) for the registration of the Registrable Securities in accordance with the terms of the Agreement. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. The undersigned has agreed to complete, execute and deliver this Questionnaire to the Company pursuant to Section 3.4 of the Agreement.

In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a holder of Registrable Securities generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Registrable Securities (including pursuant to Rule 172 under the Securities Act). Holders must complete and deliver this Notice and Questionnaire in order to be named as selling stockholders in the Prospectus. Holders of Registrable Securities who do not complete, execute and return this Notice and Questionnaire within ten (10) Business Days following either (A) any Investor’s delivery of a notice for Demand Registration, (B) the Company’s delivery of a notice for Piggy-Back Registration or (C) a request from the Company in connection with the filing of a Resale Shelf Registration Statement pursuant to Section 2.3 of the Agreement (1) will not be named as selling stockholders in the Registration Statement or the Prospectus and (2) may not use the Prospectus for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling stockholder in the Registration Statement and the Prospectus. Holders of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities owned by it and listed below in Item (3), unless otherwise specified in Item (3), pursuant to the Registration Statement. The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Agreement.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1. Name.

(a)	Full Legal Name of Selling Stockholder:

(b)	Full Legal Name of Registered Holder (if not the same as (a) above) through which Registrable Securities Listed in Item 3 below are held:

(c)	Full Legal Name of Natural Control Person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the securities covered by the questionnaire):

2. Address for Notices to Selling Stockholder:

Telephone: ____________________________________________________________________________
Fax: _________________________________________________________________________________
Contact Person: ________________________________________________________________________
E-mail address of Contact Person:______________________________________________

3. Beneficial Ownership of Registrable Securities Issuable Pursuant to the Purchase Agreement:

(a)	Type and Number of Registrable Securities beneficially owned and issued pursuant to the Agreement:

(b)	Number of shares of Common Shares to be registered pursuant to this Notice for resale:

4. Broker-Dealer Status:

(a)	Are you a broker-dealer?

Yes[ ]	No[ ]

(b)	If “yes” to Section 4(a), did you receive your Registrable Securities as compensation for investment banking services to the Company?

Yes[ ]	No[ ]

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

(c)	Are you an affiliate of a broker-dealer?

Yes[ ]	No[ ]

Note:	If yes, provide a narrative explanation below:

(d)	If you are an affiliate of a broker-dealer, do you certify that you bought the Registrable Securities in the ordinary course of business, and at the time of the purchase of the Registrable Securities to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Registrable Securities?

Yes[ ]	No[ ]

Note:	If no, the Commission’s staff has indicated that you should be identified as an underwriter in the Registration Statement.

5. Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder.

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company other than the Registrable Securities listed above in Item 3.

Type and amount of other securities beneficially owned:

__________________________________________________________________________________

_______________________________________________________________________________

6. Relationships with the Company:

Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (owners of 5% of more of the equity securities of the undersigned) has held any position or office or has had any other material relationship with the Company (or its predecessors or affiliates) during the past three years.

State any exceptions here:

***********

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Registration Statement. All notices hereunder and pursuant to the Agreement shall be made in writing, by hand delivery, confirmed or facsimile transmission, first-class mail or air courier guaranteeing overnight delivery at the address set forth below. In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Registration Statement and the Prospectus. The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Registration Statement and the Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder. The undersigned also acknowledges that it understands that the answers to this Questionnaire are furnished for use in connection with Registration Statements filed pursuant to the Registration Rights Agreement and any amendments or supplements thereto filed with the Commission pursuant to the Securities Act.

I confirm that, to the best of my knowledge and belief, the foregoing statements (including without limitation the answers to this Questionnaire) are correct.

IN WITNESS WHEREOF the undersigned, by authority duly given, has caused this Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ____________________________	Beneficial Owner: ________________________

By:
Name:
Title:

EXHIBIT C

WIRE INSTRUCTIONS

[Intentionally omitted.]

C-1

EXHIBIT D-1

ACCREDITED INVESTOR QUESTIONNAIRE

[Intentionally omitted.]

D-1-1

EXHIBIT D-2

STOCK CERTIFICATE QUESTIONNAIRE

[Intentionally omitted.]

D-2-1

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

[Intentionally omitted.]

E-1

EXHIBIT F

FORM OF OFFICER’S CERTIFICATE

[Intentionally omitted.]

F-1

Schedule A

OPINIONS

[Intentionally omitted.]

Schedule A-1

Schedule B

SUBSIDIARIES

[Intentionally omitted.]

Schedule B-1